Alternative Loan Trust 2006-J5

Final Term Sheet

$421,364,240 (Approximate)

CWALT, Inc.

Depositor

Countrywide Home Loans, Inc.

Sponsor and Seller

Countrywide Home Loans Servicing LP

Master Servicer

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the free writing prospectus.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

FREE WRITING PROSPECTUS

DATED JULY 27, 2006

Mortgage Pass-Through Certificates, Series 2006-J5

Distributions payable monthly, beginning August 25, 2006

The issuing entity will issue certificates, including the following classes of certificates, that are offered pursuant to this free writing prospectus and the accompanying prospectus:

	Initial Class Certificate Balance/ Initial Notional Amount(1)	Pass-Through Rate(2)		Initial Class Certificate Balance/ Initial Notional Amount(1)	Pass-Through Rate(2)
Class 1-A-1	$116,500,000	6.50%	Class 2-A-2	$3,628,000	7.00%
Class 1-A-2	$32,000,000	Floating	Class 2-X	$109,362,808(3)	Variable
Class 1-A-3	$32,000,000(3)	Floating	Class 3-A-1	$24,594,000	Variable
Class 1-A-4	$5,000,000	6.50%	Class 4-A-1	$18,773,000	Variable
Class 1-A-5	$48,630,000	6.50%	Class PO-1	$1,938,876	(4)
Class 1-A-6	$33,000,000	Floating	Class PO-2	$16,264	(4)
Class 1-A-7	$33,000,000(3)	Floating	Class A-R	$100	6.50%
Class 1-A-8	$16,683,000	6.50%	Class M	$12,003,000	Variable
Class 1-X	$212,148,849(3)	Variable	Class B-1	$5,144,000	Variable
Class 2-A-1	$100,024,000	7.00%	Class B-2	$3,430,000	Variable

(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 5%.

(2)	The classes of certificates offered by this free writing prospectus are listed, together with their pass-through rates, the method for calculating their pass-through rates and their initial ratings, in the tables beginning on page 7 of this free writing prospectus.

(3)	The Class 1-A-3, Class 1-A-7, Class 1-X and Class 2-X Certificates are interest only notional amount certificates. The initial notional amounts are set forth in the table but are not included in the aggregate class certificate balance of all of the certificates offered.

(4)	The Class PO-1 and Class PO-2 Certificates are principal only certificates and will not accrue interest.

Issuing Entity

Alternative Loan Trust 2006-J5, a common law trust formed under the laws of the State of New York.

Depositor

CWALT, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

Sponsor and Sellers

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

Originators

The Sponsor originated approximately 98.22%, 95.12%, 7.32% and 36.51% of the initial mortgage loans in loan group 1, loan group 2, loan group 3 and loan group 4, respectively. Approximately 1.02%, 1.33%, 16.43% and 23.89% of the initial mortgage loans in loan group 1, loan group 2, loan group 3 and loan group 4, respectively, were originated by American Home Mortgage Corp. Approximately 0.06%, 1.76%, 25.14% and 2.76% of the initial mortgage loans in loan group 1, loan group 2, loan group 3 and loan group 4, respectively, were originated by MortgageIT, Inc. Approximately 0.69%, 0.58% and 14.09% of the initial mortgage loans in loan group 1, loan group 2 and loan group 3, respectively, were originated by Decision One Mortgage Company LLC. Approximately 8.48% and 11.41% of the initial mortgage loans in loan group 3 and loan group 4, respectively, were originated by Greenpoint Mortgage Funding Incorporated. The remainder of the initial mortgage loans in each loan group were originated by various other originators, which, individually, originated less than 10% of the initial mortgage loans in each loan group.

Master Servicer

Countrywide Home Loans Servicing LP

Trustee

The Bank of New York

Pooling and Servicing Agreement

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

Cut off Date

For any mortgage loan conveyed to the issuing entity on the closing date, the later of July 1, 2006 and the date of origination for that mortgage loan (the “initial cut-off date”).

For any mortgage loan conveyed to the issuing entity after the closing date, the later of the origination date for that mortgage loan and the first day of the month of the conveyance to the issuing entity.

Pre-Funding

If the aggregate stated principal balance as of the initial cut-off date of the mortgage loans in loan group 1, loan group 2, loan group 3 and loan group 4 conveyed to the issuing entity on the closing date is less than $271,392,822.26 , $110,875,878.19, $26,304,534.35 and $20,079,117.87, respectively, an account (the “pre-funding account) will be established with the trustee on the closing date and funded in an amount equal to any such difference (referred to as the “pre-funded amount”).

Funding Period:

The funding period will begin on the closing date and end on the earlier of (x) the date the amount in the pre-funding account is less than $150,000 and (y) August 31, 2006.

Use of Pre-Funded Amount:

The portion of the pre-funded amount attributable to a loan group is expected to be used to purchase supplemental mortgage loans for that loan group. Any portion of the pre-funded amount attributable to a loan group not used during the funding period to purchase supplemental mortgage loans will be distributed to holders of the related senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

Restrictions on Supplemental Mortgage Loan Purchases:

Purchases of supplemental mortgage loans are subject to the same criteria as the initial mortgage loans and additional restrictions related to the composition of the mortgage pool following the acquisition of the supplemental mortgage loans, as described in this free writing prospectus.

Capitalized Interest Account:

Because some of the mortgage loans may not be acquired by the issuing entity until after the closing date, there may not be sufficient interest collections from mortgage loans to pay all the interest due on the related certificates on the first and possibly the second distribution dates. If a pre-funding account is funded, a capitalized interest account will be established and funded on the closing date to cover those shortfalls.

Closing Date

On or about July 28, 2006.

The Mortgage Loans

The mortgage loans will consist of four loan groups. Loan group 1 will consist of 30-year conventional fixed rate mortgage loans secured by first liens on one-to-four family residential properties. Loan group 2 will consist of 30-year conventional fixed rate mortgage loans secured by first liens on one-to-four family residential properties. Loan group 3 will consist of primarily 15-year conventional, conforming balance fixed rate mortgage loans secured by first liens on one-to-four family residential properties. Loan group 4 will consist of 15-year conventional fixed rate mortgage loans secured by first liens on one-to-four family residential properties.

The statistical information presented in this free writing prospectus is as of the initial cut-off date. The depositor believes that the information set forth in this free writing prospectus regarding the initial mortgage loans as of the initial cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, the statistical information presented in this free writing prospectus does not reflect all of the mortgage loans that may be included in the issuing entity. Additional mortgage loans may be included during the funding period. Further, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the initial mortgage loans that are described in this free writing prospectus. Any addition or substitution will not result in a material difference in the final mortgage pool although the initial cut-off date information regarding the actual initial mortgage loans may vary somewhat from the information regarding the initial mortgage loans presented in this free writing prospectus.

As of the initial cut-off date, the mortgage loans in each of loan group 1, loan group 2, loan group 3 and loan group 4 had the following characteristics:

Loan Group 1

Aggregate Current Principal Balance	$253,462,746
Geographic Concentrations in excess of 10%:
California	39.58%
New York	11.13%
Weighted Average Original LTV Ratio	74.65%
Weighted Average Mortgage Rate	6.824%
Range of Mortgage Rates	5.375% to 7.190%
Average Current Principal Balance	$630,504
Range of Current Principal Balances	$139,770 to $6,000,000
Weighted Average Remaining Term to Maturity	360 months
Weighted Average FICO Credit Score	700

Loan Group 2

Aggregate Current Principal Balance	$110,875,878
Geographic Concentrations in excess of 10%:
California	25.57%
Florida	14.01%
Weighted Average Original LTV Ratio	77.41%
Weighted Average Mortgage Rate	7.452%
Range of Mortgage Rates	7.250% to 8.750%
Average Current Principal Balance	$577,479
Range of Current Principal Balances	$45,906 to $2,080,000
Weighted Average Remaining Term to Maturity	360 months
Weighted Average FICO Credit Score	702

Loan Group 3

Aggregate Current Principal Balance	$22,016,333
Geographic Concentrations in excess of 10%:
California	14.31%
Texas	14.52%
Weighted Average Original LTV Ratio	67.31%
Weighted Average Mortgage Rate	6.386%
Range of Mortgage Rates	5.250% to 8.340%
Average Current Principal Balance	$158,391
Range of Current Principal Balances	$31,787 to $494,493
Weighted Average Remaining Term to Maturity	168 months
Weighted Average FICO Credit Score	716

Loan Group 4

Aggregate Current Principal Balance	$18,293,118
Geographic Concentrations in excess of 10%:
California	26.52%
Florida	19.56%
Weighted Average Original LTV Ratio	73.78%
Weighted Average Mortgage Rate	6.225%
Range of Mortgage Rates	5.375% to 6.875%
Average Current Principal Balance	$590,101
Range of Current Principal Balances	$402,986 to $1,350,802
Weighted Average Remaining Term to Maturity	175 months
Weighted Average FICO Credit Score	726

Description of the Certificates

The issuing entity will issue the following classes of certificates:

Class	Initial Class Certificate Balance /Initial Notional Amount(1)	Type	Initial Rating (S&P) (2)	Initial Rating (Moody’s) (2)
Offered Certificates
Class 1-A-1	$116,500,000	Senior/Fixed Pass-Through Rate	AAA	Aaa
Class 1-A-2	$32,000,000	Senior/Floating Pass-Through Rate/Super Senior	AAA	Aaa
Class 1-A-3	$32,000,000	Senior/Notional Amount/Interest Only/Inverse Floating Pass-Through Rate	AAA	Aaa
Class 1-A-4	$5,000,000	Senior/Fixed Pass-Through Rate/NAS/Support	AAA	Aaa
Class 1-A-5	$48,630,000	Senior/Fixed Pass-Through Rate/NAS	AAA	Aaa
Class 1-A-6	$33,000,000	Senior/Floating Pass-Through Rate	AAA	Aaa
Class 1-A-7	$33,000,000	Senior/Notional Amount/Interest Only/Inverse Floating Pass-Through Rate	AAA	Aaa
Class 1-A-8	$16,683,000	Senior/Fixed Pass-Through Rate	AAA	Aaa
Class 1-X	$212,148,849	Senior/Notional Amount/Interest Only/Variable Pass-Through Rate	AAA	Aaa
Class 2-A-1	$100,024,000	Senior/Fixed Pass-Through Rate/Super Senior	AAA	Aaa
Class 2-A-2	$3,628,000	Senior/Fixed Pass-Through Rate/Support	AAA	N/R
Class 2-X	$109,362,808	Senior/Notional Amount/Interest Only/Variable Pass-Through Rate	AAA	Aaa
Class 3-A-1	$24,594,000	Senior/Variable Pass-Through Rate	AAA	Aaa
Class 4-A-1	$18,773,000	Senior/Variable Pass-Through Rate	AAA	Aaa
Class PO-1	$1,938,876	Senior/Principal Only	AAA	Aaa

Class	Initial Class Certificate Balance / Initial Notional Amount(1)		Type	Initial Rating (S&P) (2)	Initial Rating (Moody’s) (2)
Class PO-2	$16,264		Senior/Principal Only	AAA	Aaa
Class A-R	$100		Senior/Residual	AAA	Aaa
Class M	$12,003,000		Subordinate/Variable Pass-Through Rate	AA	Aa3
Class B-1	$5,144,000		Subordinate/Variable Pass-Through Rate	A	A3
Class B-2	$3,430,000		Subordinate/Variable Pass-Through Rate	BBB	Baa3

Non-Offered Certificates(3)
Class B-3	$3,001,000		Subordinate/Variable Pass-Through Rate
Class B-4	$2,572,000		Subordinate/Variable Pass-Through Rate
Class B-5	$1,715,111		Subordinate/Variable Pass-Through Rate
Class P	$100	(4)	Prepayment Charges

(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2)	The offered certificates will not be offered unless they are assigned the indicated ratings by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”). The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)	The Class B-3, Class B-4, Class B-5 and Class P Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B-3, Class B-4, Class B-5 and Class P Certificates is provided only to permit a better understanding of the offered certificates.

(4)	The Class P Certificates also have a notional amount equal to the aggregate stated principal balance as of the initial cut-off date of the initial mortgage loans that require the payment of a prepayment charge.

The certificates also will have the following characteristics:

Class	Pass-Through Rate	Interest Accrual Period	Interest Accrual Convention
Offered Certificates
Class 1-A-1	6.50%	calendar month (1)	30/360 (2)
Class 1-A-2	LIBOR + 0.50% (3)	(4)	30/360 (2)
Class 1-A-3	6.00% – LIBOR (3)	(4)	30/360 (2)
Class 1-A-4	6.50%	calendar month (1)	30/360 (2)
Class 1-A-5	6.50%	calendar month (1)	30/360 (2)
Class 1-A-6	LIBOR + 0.60% (3)	(4)	30/360 (2)
Class 1-A-7	5.90% – LIBOR (3)	(4)	30/360 (2)
Class 1-A-8	6.50%	calendar month (1)	30/360 (2)
Class 2-A-1	7.00%	calendar month (1)	30/360 (2)
Class 2-A-2	7.00%	calendar month (1)	30/360 (2)
Class 3-A-1	(5)	calendar month (1)	30/360 (2)
Class 4-A-1	(6)	calendar month (1)	30/360 (2)
Class 1-X	(7)	calendar month (1)	30/360 (2)
Class 2-X	(8)	calendar month (1)	30/360 (2)
Class PO-1	(9)	N/A	N/A
Class PO-2	(9)	N/A	N/A
Class A-R	6.50%	calendar month (1)	30/360 (2)
Class M	(10)	calendar month (1)	30/360 (2)
Class B-1	(10)	calendar month (1)	30/360 (2)
Class B-2	(10)	calendar month (1)	30/360 (2)

Non-Offered Certificates
Class B-3	(10)	calendar month (1)	30/360 (2)
Class B-4	(10)	calendar month (1)	30/360 (2)
Class B-5	(10)	calendar month (1)	30/360 (2)
Class P	N/A	N/A	N/A

(1)	The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.

(2)	Interest will accrue at the rate described in this table on the basis of a 360 day year divided into twelve 30 day months.

(3)	The pass-through rates on the LIBOR Certificates may adjust monthly based on the level of one-month LIBOR, subject to a cap.

(4)	The interest accrual period for any distribution date will be the one-month period commencing on the 25th day of the month prior to the month in which that distribution date occurs and ending on the 24th day of the month of that distribution date.

(5)	The pass-through rate for the Class 3-A-1 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average of the net mortgage rates of the mortgage loans in loan group 3, weighted on the basis of the stated principal balances thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date).

(6)	The pass-through rate for the Class 4-A-1 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average of the net mortgage rates of the mortgage loans in loan group 4, weighted on the basis of the stated principal balances thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date).

(7)	The pass-through rate for the Class 1-X Certificates for the interest accrual period related to any distribution date will be equal to the weighted average of the net mortgage rates of the non-discount mortgage loans in loan group 1, weighted on the basis of the stated principal balances thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 6.50%.

(8)	The pass-through rate for the Class 2-X Certificates for the interest accrual period related to any distribution date will be equal to the weighted average of the net mortgage rates of the non-discount mortgage loans in loan group 2, weighted on the basis of the stated principal balances thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 7.00%.

(9)	The Class PO-1 and Class PO-2 Certificates are principal only certificates and are not entitled to any distributions of interest.

(10)	The pass-through rate for each class of subordinated certificates for the interest accrual period related to each distribution date will be a per annum rate equal to the sum of:

•	6.50% multiplied by the excess of the loan group 1 principal balance as of the due date in the month preceding the calendar month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate of the class certificate balances of the group 1 senior certificates immediately prior to that distribution date;

•	7.00% multiplied by the excess of the loan group 2 principal balance as of the due date in the month preceding the calendar month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate of the class certificate balances of the group 2 senior certificates immediately prior to that distribution date;

•	the weighted average of the net mortgage rates of the mortgage loans in loan group 3, weighted on the basis of the stated principal balances thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) multiplied by the excess of the loan group 3 principal balance as of the due date in the month preceding the calendar month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the class certificate balance of the Class 3-A-1 Certificates immediately prior to that distribution date; and

•	weighted average of the net mortgage rates of the mortgage loans in loan group 4, weighted on the basis of the stated principal balances thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) multiplied by the excess of the loan group 4 principal balance as of the due date in the month preceding the calendar month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the class certificate balance of the Class 4-A-1 Certificates immediately prior to that distribution date;

divided by the aggregate of the class certificate balances of the subordinated certificates immediately prior to that Distribution Date.

Designations

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

Designation	Classes of Certificates
Group 1 Senior Certificates	Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-X, Class PO-1 and Class A-R Certificates

Designation	Classes of Certificates
Group 2 Senior Certificates	Class 2-A-1, Class 2-A-2, Class 2-X and Class PO-2 Certificates

Group 3 Senior Certificates	Class 3-A-1 Certificates

Group 4 Senior Certificates	Class 4-A-1 Certificates

Senior Certificate Group	Each of the Group 1 Senior Certificates, Group 2 Senior Certificates, Group 3 Senior Certificates and Group 4 Senior Certificates

Senior Certificates	Group 1 Senior Certificates, Group 2 Senior Certificates, Group 3 Senior Certificates and Group 4 Senior Certificates

Subordinated Certificates	Class M and Class B Certificates

LIBOR Certificates	Class 1-A-2, Class 1-A-3, Class 1-A-6 and Class 1-A-7 Certificates

Class X Certificates	Class 1-X and Class 2-X Certificates

Class PO Certificates	Class PO-1 and Class PO-2 Certificates

Class B Certificates	Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates

Notional Amount Certificates	Class 1-A-3, Class 1-A-7 and Class X Certificates

Offered Certificates	Senior Certificates, Class M, Class B-1 and Class B-2 Certificates

Record Date

The last business day of the month preceding the month of that distribution date.

Denominations

Offered Certificates other than the Class 1-A-8 and Class A-R Certificates:

$25,000 and multiples of $1 in excess thereof.

Class 1-A-8 Certificates

$1,000 and multiples of $1 in excess thereof.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

Registration of Certificates

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

Beginning on August 25, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

Last Scheduled Distribution Date

The last scheduled distribution date for the group 1 senior certificates and the subordinated certificates is the distribution date in September 2036. The last scheduled distribution date for the group 2 senior certificates is the distribution date in September 2036. The last scheduled distribution date for the group 3 senior certificates is the distribution date in July 2021. The last scheduled distribution date for the group 4 senior certificates is the distribution date in July 2021. Since the rate of distributions in reduction of the class certificate balance or notional amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

Interest Payments

The related accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page 9.

On each distribution date, to the extent funds are available for the related loan group, each interest-bearing class of certificates will be entitled to receive:

•	interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or notional amount, as applicable, immediately prior to that distribution date; and

•	any interest remaining unpaid from prior distribution dates; less

•	any net interest shortfalls allocated to that class for that distribution date.

The Class PO Certificates do not bear interest.

Allocation of Net Interest Shortfalls

For any distribution date, the interest entitlement for each class of interest-bearing certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans in the related loan group or loan groups resulting from:

•	prepayments on the mortgage loans; and

•	reductions in the interest rate on the related mortgage loans due to Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls for a loan group on any distribution date will be allocated pro rata among all interest-bearing classes of the related senior certificates and the classes of subordinated certificates, based on their respective entitlements (or, in the case of the subordinated certificates, based on interest accrued on each subordinated class’ share of the assumed balance, in each case before taking into account any reduction in the interest entitlements due to shortfalls.

If on any distribution date, available funds for a loan group are not sufficient to make a full distribution of the interest entitlement on the related certificates in the order described below under “— Priority of Distributions Among Certificates”, interest will be distributed on each class of related certificates of equal priority, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date.

Corridor Contracts

Countrywide Home Loans, Inc. has purchased two interest rate corridor contracts, each of which will be assigned to the trustee on behalf of a separate supplemental trust fund created under the pooling and servicing agreement:

•	the Class 1-A-2 corridor contract, and

•	the Class 1-A-6 corridor contract.

On or prior to the applicable corridor contract termination date, amounts received by the trustee, on behalf of the supplemental interest trust, in respect of the corridor contracts will be available as described in this free writing prospectus to make payments of the related yield supplement amounts to the Class 1-A-2 and Class 1-A-6 Certificates if LIBOR (as calculated for the interest accrual period related to that distribution date) exceeds (i) with respect to the Class 1-A-2 Certificates, 6.00%, with a ceiling of 9.00% and (ii) with respect to the Class 1-A-6 Certificates, 5.90%, with a ceiling of 8.90%.

Principal Payments

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus.

Loan Group 1 and Loan Group 2

All payments and other amounts in respect of principal of the mortgage loans in loan group 1 and loan group 2 will be allocated between the related Class PO Certificates, on the one hand, and the related senior certificates (other than the related notional amount certificates and Class PO Certificates) and the subordinated certificates, on the other hand, in each case based on the applicable PO percentage and the applicable non-PO percentage, respectively, of those amounts. The non-PO percentage with respect to any mortgage loan in a loan group with a net mortgage rate less than the related required coupon will be equal to the net mortgage rate divided by the related required coupon and the PO percentage of that mortgage loan will be equal to 100% minus that non-PO percentage. With respect to a mortgage loan in a loan group with a net mortgage rate equal to or greater than the related required coupon, the non-PO percentage will be 100% and the PO percentage will be 0%. The required coupons for loan group 1 and loan group 2 are 6.50% and 7.00%, respectively. The applicable non-PO percentage of amounts in respect of principal will be allocated to the related senior certificates (other than the related notional amount certificates and Class PO Certificates) as set forth below, and any remainder of that non-PO amount will be allocated to the subordinated certificates:

•	in the case of scheduled principal collections, the amount allocated to the related senior certificates is based on the ratio of the aggregate class certificate balance of those senior certificates to the non-PO percentage of the principal balance of the mortgage loans in the related loan group; and

•	in the case of principal prepayments, the amount allocated to the related senior certificates is based on a fixed percentage (equal to 100%) until the fifth anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.

Loan Group 3 and Loan Group 4

All payments and other amounts in respect of principal of the mortgage loans in loan group 3 and loan group 4 will be allocated to the related senior certificates as set forth below, and any remainder will be allocated to the subordinated certificates:

•	in the case of scheduled principal collections, the amount allocated to the related senior certificates is based on the ratio of the aggregate class certificate balance of those senior certificates to the principal balance of the mortgage loans in the related loan group; and

•	in the case of principal prepayments, the amount allocated to the related senior certificates is based on a fixed percentage (equal to 100%) until the fifth anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.

General

Notwithstanding the foregoing, no decrease in the senior prepayment percentage of any loan group will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied with respect to each loan group.

Principal will be distributed on each class of certificates entitled to receive principal payments as described below under “—Amounts Available for Distributions on the Certificates.”

The notional amount certificates do not have class certificate balances and are not entitled to any distributions of principal but will bear interest during each interest accrual period on their respective notional amounts.

Amounts Available for Distributions on the Certificates

The amount available for distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and generally consists of the following (after the fees and expenses described under the next heading are subtracted):

•	all scheduled installments of interest and principal due and received on the mortgage loans in that loan group in the applicable period, together with any advances with respect to them;

•	all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures;

•	net proceeds from the liquidation of defaulted mortgage loans in that loan group during the applicable period, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

•	subsequent recoveries with respect to mortgage loans in that loan group;

•	partial or full prepayments with respect to mortgage loans in that loan group collected during the applicable period, together with interest paid in connection with the prepayment, other than certain excess amounts payable to the master servicer and the compensating interest;

•	any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by a seller or originator or purchased by the master servicer during the applicable period; and

•	for each distribution date during, and the distribution date immediately after the funding period, any amounts required pursuant to the pooling and servicing agreement to be distributed from the capitalized interest account, and for the first distribution date following the funding period, any amounts remaining in the pre-funding account after the end of the funding period (net of any investment income thereon) that is allocated to that loan group.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

•	the master servicing fee and additional servicing compensation due to the master servicer;

•	the trustee fee due to the trustee;

•	lender-paid mortgage insurance premiums, if any;

•	the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement;

•	all prepayment charges (which are distributable only to the Class P Certificates); and

•	all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.

Any amounts paid from amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

Servicing Compensation

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan. The master servicing fee for the mortgage loans in loan group 1, loan group 2, loan group 3 and loan group 4 will equal one-twelfth of the stated principal balance of each mortgage loan multiplied by the master servicer fee rate. The master servicer fee rate for each mortgage loan will be either 0.200% or 0.250% per annum. As of the initial cut-off date, the weighted average master servicing fee rate for the loans in loan group 1, loan group 2, loan group 3 and loan group 4 will be approximately 0.200%, 0.202%, 0.238% and 0.200% per annum, respectively. The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (excluding prepayment charges) and all reinvestment income earned on amounts on deposit in certain of the issuing entity’s accounts and excess proceeds with respect to mortgage loans.

Source and Priority of Distributions:

The master servicing fee and the additional servicing compensation described above will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Distributions

Priority of Distributions Among Certificates

In general, on any distribution date, available funds for each loan group will be distributed in the following order:

•	to interest on each interest-bearing class of senior certificates related to that loan group, pro rata, based on their respective interest distribution amounts;

•	to principal of the classes of senior certificates relating to that loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

•	in the case of loan group 1 and loan group 2, to any deferred amounts payable on the related class of Class PO Certificates, but only from amounts that would otherwise be distributed on that distribution date as principal of the subordinated certificates;

•	to interest on and then principal of each class of subordinated certificates, in the order of their distribution priorities, beginning with the Class M Certificates, in each case subject to the limitations set forth below; and

•	from any remaining available amounts, to the Class A-R Certificates.

Principal – Loan Group 1 and Loan Group 2

On each distribution date, the non-PO formula principal amount for loan group 1 and loan group 2 will be distributed as described above under “—Priority of Distributions Among Certificates” first as principal of the related classes of senior certificates (other than the related notional amount certificates and Class PO Certificates) as specified below, and second as principal of the subordinated certificates, in an amount up to the subordinated principal distribution amount for each loan group.

Group 1 Senior Certificates and Group 2 Senior Certificates ( other than the notional amount certificates and the Class PO Certificates):

On each distribution date, the non-PO formula principal amount related to loan group 1 and loan group 2, in each case up to the amount of the senior principal distribution amount for that loan group, will be distributed as principal of the following classes of related senior certificates, in the following order of priority:

Distributions with Respect to Loan Group 1

(1) to the Class A-R Certificates, until its class certificate balance is reduced to zero;

(2) concurrently, to the Class 1-A-4 and Class 1-A-5 Certificates, pro rata, the priority amount (which is zero for the first five years and will increase as described under “Description of the Certificates—Principal” in this free writing prospectus), until their respective class certificate balances are reduced to zero;

(3) in an amount up to $1,000 on each distribution date, concurrently, to the Class 1-A-2 and Class 1-A-6 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

(4) in an amount up to $785,000 on each distribution date, to the Class 1-A-1 Certificates, until its class certificate balance is reduced to zero;

(5) concurrently, to the Class 1-A-2 and Class 1-A-6 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

(6) sequentially, to the Class 1-A-1 and Class 1-A-8 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

(7) concurrently, to the Class 1-A-4 and Class 1-A-5 Certificates, pro rata, without regard to the priority amount, until their respective class certificate balances are reduced to zero.

Distributions with Respect to Loan Group 2

•	concurrently, to the Class 2-A-1 and Class 2-A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero.

Principal – Loan Group 3 and Loan Group 4

On each distribution date, the principal amount for loan group 3 and loan group 4 will be distributed as described above under “—Priority of Distributions Among Certificates” first as principal of the related classes of senior certificates as specified below, and second as principal of the subordinated certificates, in an amount up to the subordinated principal distribution amount for each loan group.

Group 3 Senior Certificates and Group 4 Senior Certificates:

On each distribution date, the principal amount related to loan group 3 and loan group 4, in each case up to the amount of the senior principal distribution amount for that loan group, will be distributed as principal of the following classes of related senior certificates, in the following order of priority:

Distributions with Respect to Loan Group 3

•	to the Class 3-A-1 Certificates, until its class certificate balance is reduced to zero.

Distributions with Respect to Loan Group 4

•	to the Class 4-A-1 Certificates, until its class certificate balance is reduced to zero.

Class PO Certificates:

On each distribution date, principal will be distributed to the Class PO-1 and Class PO-2 Certificates in an amount equal to the lesser of (x) the PO formula principal amount for the related loan group for that distribution date and (y) the product of:

•	available funds for the related loan group remaining after distribution of interest on the senior certificates in the same certificate group; and

•	a fraction, the numerator of which is the related PO formula principal amount and the denominator of which is the sum of that PO formula principal amount and the related senior principal distribution amount.

Subordinated Certificates; Applicable Credit Support Percentage Trigger:

On each distribution date and with respect to each loan group, to the extent of available funds available therefor, the sum of (x) the non-PO formula principal amount for loan group 1 and loan group 2, up to the group 1 and group 2 subordinated principal distribution amount for each such loan group and (y) the principal amount for loan group 3 and loan group 4, up to the group 3 and group 4 subordinated principal distribution amount for each such loan group, will be distributed as principal of the subordinated certificates in order of their distribution priorities, beginning with the Class M Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the subordinated principal distribution amount from all loan groups (based on its respective class certificate balance); provided, that if the applicable credit support percentage of a class or classes (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class or classes (referred to as “restricted classes”), the restricted classes will not receive distributions of partial principal prepayments and prepayments in full from any loan group. Instead, the portion of the partial principal prepayments and prepayments in full otherwise distributable to the restricted classes will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

Allocation of Realized Losses

On each distribution date, the amount of any realized losses on the mortgage loans in a loan group will be allocated as follows:

•	the applicable PO percentage of any realized losses on a discount mortgage loan in loan group 1 and loan group 2 will be allocated to the related Class PO Certificates; provided, however, that on or before the related senior credit support depletion date, (i) those realized losses will be treated as Class PO Deferred Amounts and will be paid on the related Class PO Certificates (to the extent funds are available from amounts otherwise allocable to the related subordinated principal distribution amount) before distributions of principal on the subordinated certificates and (ii) the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments of Class PO Deferred Amounts; and

•	the sum of (x) the applicable non-PO percentage of any realized losses on the mortgage loans in loan group 1 and loan group 2 and (y) any realized losses on the mortgage loans in loan group 3 and loan group 4 will be allocated in the following order of priority:

•	first, to the subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates outstanding, with the lowest distribution priority until their respective class certificate balances are reduced to zero; and

•	second, concurrently to the senior certificates (other than the related notional amount certificates and Class PO Certificates, if any) related to that loan group, pro rata, based upon their respective class certificate balances, except that (i) the non-PO percentage of any realized losses on the mortgage loans in loan group 1 that would otherwise be allocated to the Class 1-A-2 Certificates will instead be allocated to the Class 1-A-4 Certificates, until its class certificate balance is reduced to zero and (ii) the non-PO percentage of any realized losses on the mortgage loans in loan group 2 that would otherwise be allocated to the Class 2-A-1 Certificates will instead be allocated to the Class 2-A-2 Certificates, until its Class Certificate Balance is reduced to zero.

Credit Enhancement

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the classes of subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, the Class M Certificates will have a distribution priority over the Class B

Certificates. Within the Class B Certificates, each class of certificates will have a distribution priority over those classes of certificates, if any, with a higher numerical designation.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest payment priority, and second to the related senior certificates (other than the notional amount certificates) in accordance with the priorities set forth above under “— Allocation of Realized Losses.” Further, the class certificate balance of the class of subordinated certificates with the lowest distribution priority will be reduced by the amount of distributions on the Class PO Certificates in reimbursement for the Class PO deferred amounts as described above under “— Allocation of Losses.”

Additionally, as described above under “— Principal Payments,” unless certain conditions are met, the senior prepayment percentage related to a loan group (which determines the allocation of unscheduled payments of principal between the related senior certificates and the subordinated certificates) will exceed the related senior percentage (which represents such senior certificates’ pro rata percentage interest in the mortgage loans in that loan group) for the first 9 years after the closing date. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the mortgage pool evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

Cross-Collateralization

If on any distribution date the aggregate class certificate balance of the senior certificates of a senior certificate group (other than the related notional amount certificates and Class PO Certificates, if any), after giving effect to distributions to be made on that distribution date, is greater than (x) in the case of loan group 1 and loan group 2, the non-PO pool balance for that loan group and (y) in the case of loan group 3 and loan group 4, the aggregate stated principal balance of all mortgage loans in the related loan group (any such group, an “undercollateralized group”), all amounts otherwise distributable as principal to the subordinated certificates (or, following the senior credit support depletion date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of that undercollateralized group (other than the related notional amount certificates and Class PO Certificates, if any), until the aggregate class certificate balance of the senior certificates, (other than the related notional amount certificates and Class PO Certificates, if any), of the undercollateralized group equals (x) in the case of loan group 1 and loan group 2, the non-PO pool balance for that loan group and (y) in the case of loan group 3 and loan group 4, the aggregate stated principal balance of all mortgage loans in the related loan group (such distribution, an “undercollateralization distribution”). If the senior certificates (other than the related notional amount certificates and Class PO Certificates, if any) of a senior certificate group constitute an undercollateralized group on any distribution date following the senior credit support depletion date, undercollateralization distributions will be made from the excess of the available funds for the other loan groups remaining after all required amounts for that distribution date have been distributed to the senior certificates (other than the related notional amount certificates and Class PO Certificates, if any), of those senior certificate groups.

Accordingly, the subordinated certificates will not receive distributions of principal until each undercollateralized group is no longer undercollateralized.

Additionally, on each distribution date prior to the earlier of the senior credit support depletion date and the third senior termination date, but after the first senior termination date, (x) the Non-PO formula principal amount for loan group 1 or loan group 2 (in the event the related senior certificate group has been paid in full) or (y) the principal amount for loan group 3 or loan group 4 (in the event the related senior certificate group has been paid in full), will be distributed to the senior certificates (other than the related notional amount certificates and Class PO Certificates, if any) of the other senior certificate groups, so that each remaining senior certificate group receives its pro rata portion thereof. If principal from one loan group is distributed to the classes of senior certificates (other than the related notional amount certificates or Class PO Certificates, if any), that are not related to that loan group according to this paragraph, the subordinated certificates will not receive that principal as a distribution.

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Repurchase, Substitution and Purchase of Mortgage Loans

The sellers may be required to repurchase, or substitute with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).

Optional Termination

The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the sum of (x) the aggregate stated principal balance of the mortgage loans as of the initial cut-off date and (y) any pre-funded amounts.

Tax Status

For federal income tax purposes, the issuing entity will consist of one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The Class 1-A-2 and Class 1-A-6 Certificates will also represent the right to receive yield supplement amounts from a supplemental interest trust. The Class A-R

Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

The pre-funding account, capitalized interest account, supplemental interest trust, corridor contracts and corridor contract reserve fund will not constitute any part of any REMIC created under the pooling and servicing agreement.

ERISA Considerations

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met. The Class 1-A-2 and Class 1-A-6 Certificates may not be acquired or held by a person investing assets of any such plans or arrangements before the termination of the corridor contract, unless such acquisition or holding is eligible for the exemptive relief available under one of the class exemptions.

A fiduciary of such plans or arrangements must determine that the purchase of a Certificate is consistent with its fiduciary duties and does not result in a nonexempt prohibited transaction under applicable law.

Legal Investment

The senior certificates and the Class M Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Loan Group 1

Mortgage Rates(1)

Range of Mortgage Rates (%)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
5.001 – 5.500	1	$532,359	0.21%	532,359	5.375	359	795	71.4
5.501 – 6.000	2	1,019,849	0.40	509,925	6.000	360	712	80.0
6.001 – 6.500	48	28,720,619	11.33	598,346	6.438	360	685	74.3
6.501 – 7.000	305	190,655,586	75.22	625,100	6.839	360	699	75.4
7.001 – 7.500	46	32,534,333	12.84	707,268	7.125	360	716	70.1

Total	402	$253,462,746	100.00%

(1)	The lender acquired mortgage insurance mortgage loans in loan group 1 are shown in the preceding table at the mortgage rates inclusive of the interest premium charge by the related lenders. As of the initial cut-off date, the weighted average mortgage rate of the Initial Mortgage Loans in loan group 1 (net of such premiums) was approximately 6.820% per annum. Without the adjustment, the weighted average mortgage rate on the Initial Mortgage Loans in loan group 1 was approximately 6.824% per annum.

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
100,000.01 – 150,000.00	1	$139,770	0.06%	139,770	7.000	358	729	70.0
150,000.01 – 200,000.00	6	1,039,051	0.41	173,175	6.744	359	659	76.1
200,000.01 – 250,000.00	2	430,631	0.17	215,316	6.783	359	654	75.3
300,000.01 – 350,000.00	1	304,000	0.12	304,000	6.240	359	577	80.0
400,000.01 – 450,000.00	58	25,171,858	9.93	433,998	6.834	360	688	77.8
450,000.01 – 500,000.00	99	47,157,124	18.61	476,335	6.803	360	689	76.2
500,000.01 – 550,000.00	81	42,602,627	16.81	525,958	6.817	360	691	76.8
550,000.01 – 600,000.00	38	21,934,434	8.65	577,222	6.806	360	703	77.9
600,000.01 – 650,000.00	37	23,359,286	9.22	631,332	6.799	360	701	76.3
650,000.01 – 700,000.00	12	8,167,413	3.22	680,618	6.790	359	687	76.8
700,000.01 – 750,000.00	12	8,728,871	3.44	727,406	6.834	360	689	73.9
750,000.01 – 1,000,000.00	32	29,086,202	11.48	908,944	6.793	360	702	72.2
1,000,000.01 – 1,500,000.00	10	12,940,474	5.11	1,294,047	6.837	360	700	72.9
1,500,000.01 – 2,000,000.00	4	6,292,000	2.48	1,573,000	7.033	360	687	69.9
Greater than 2,000,000.00	9	26,109,004	10.30	2,901,000	6.896	360	758	65.4

Total	402	$253,462,746	100.00%

__________

(1)	As of the initial cut-off date, the average current mortgage loan principal balance of the Initial Mortgage Loans in loan group 1 was approximately $630,504.

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
561 – 580	1	$304,000	0.12%	304,000	6.240	359	577	80.0
581 – 600	2	359,210	0.14	179,605	6.480	359	590	70.9
601 – 620	5	2,524,177	1.00	504,835	6.897	360	614	79.8
621 – 640	42	22,842,101	9.01	543,860	6.738	360	630	75.8
641 – 660	46	25,510,188	10.06	554,569	6.773	360	649	76.7
661 – 680	62	34,265,102	13.52	552,663	6.864	360	671	76.0
681 – 700	93	62,037,780	24.48	667,073	6.832	360	690	74.5
701 – 720	41	23,080,250	9.11	562,933	6.812	360	709	75.4
721 – 740	41	25,103,443	9.90	612,279	6.809	360	731	76.8
741 – 760	37	27,496,406	10.85	743,146	6.859	360	752	74.2
761 – 780	19	13,456,686	5.31	708,247	6.876	360	773	76.8
781 – 800	11	15,341,402	6.05	1,394,673	6.859	360	787	60.1
801 – 820	2	1,142,000	0.45	571,000	6.804	360	801	79.5

Total	402	$253,462,746	100.00%

(1)	As of the initial cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Initial Mortgage Loans in loan group 1 was approximately 700.

Documentation Program for Initial Mortgage Loans

Type of Program	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Reduced	294	$189,618,245	74.81%	644,960	6.842	360	717	74.2
Full/Alternative	105	62,165,960	24.53	592,057	6.777	360	649	76.0
CLUES – Easy Doc	2	1,094,541	0.43	547,271	6.563	360	683	78.6
Streamlined	1	584,000	0.23	584,000	6.625	360	624	55.6

Total	402	$253,462,746	100.00%

(1)	Fannie Mae Desktop Underwriter is an automated underwriting system (AUS).

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 – 50.00	7	$9,517,148	3.75%	1,359,593	6.981	360	746	44.6
50.01 – 55.00	4	1,995,238	0.79	498,809	6.775	360	677	53.0
55.01 – 60.00	4	2,582,035	1.02	645,509	6.788	360	702	56.7
60.01 – 65.00	19	19,462,022	7.68	1,024,317	6.863	359	729	63.7
65.01 – 70.00	30	25,038,452	9.88	834,615	6.797	360	706	68.7
70.01 – 75.00	71	44,784,751	17.67	630,771	6.805	360	690	74.0
75.01 – 80.00	254	143,729,670	56.71	565,865	6.818	360	697	79.4
80.01 – 85.00	3	1,657,500	0.65	552,500	6.771	360	673	83.7
85.01 – 90.00	10	4,695,930	1.85	469,593	6.918	359	667	88.6

Total	402	$253,462,746	100.00%

(1)	As of the initial cut-off date, the weighted average original Loan-to-Value Ratio of the Initial Mortgage Loans in loan group 1 was approximately 74.65%.

(2)	Does not take into account any secondary financing on the Initial Mortgage Loans in loan group 1 that may exist at the time of origination.

Geographic Distribution of Mortgaged Properties(1)

State	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Alabama	2	$918,440	0.36%	459,220	6.684	360	675	82.0
Arizona	6	3,219,390	1.27	536,565	6.867	360	685	75.1
California	163	100,329,373	39.58	615,518	6.837	360	699	75.2
Colorado	6	3,961,800	1.56	660,300	6.828	360	693	71.0
Connecticut	3	2,264,000	0.89	754,667	6.668	360	675	76.4
District of Columbia	4	2,085,950	0.82	521,488	6.772	360	678	69.6
Delaware	1	690,000	0.27	690,000	7.125	360	740	75.0
Florida	29	20,486,114	8.08	706,418	6.853	360	696	75.7
Georgia	1	464,000	0.18	464,000	6.750	360	716	80.0
Hawaii	6	4,765,012	1.88	794,169	6.744	360	714	71.6
Idaho	2	2,960,900	1.17	1,480,450	7.000	360	777	65.6
Illinois	10	4,948,706	1.95	494,871	6.805	360	687	80.0
Indiana	2	1,213,689	0.48	606,845	6.609	358	633	70.2
Kentucky	2	1,101,600	0.43	550,800	6.924	360	706	80.0
Massachusetts	1	592,000	0.23	592,000	7.000	360	689	80.0
Maryland	17	8,492,341	3.35	499,549	6.777	360	685	77.7
Maine	1	165,600	0.07	165,600	7.190	359	608	80.0
Michigan	1	177,428	0.07	177,428	6.740	359	673	80.0
Minnesota	2	1,434,474	0.57	717,237	6.451	360	699	69.7
Missouri	4	1,426,103	0.56	356,526	6.703	359	682	78.3
Mississippi	1	556,480	0.22	556,480	6.750	360	722	80.0
North Carolina	4	3,368,874	1.33	842,218	6.800	359	717	68.5
New Hampshire	1	435,000	0.17	435,000	6.750	360	648	68.0
New Jersey	10	8,402,200	3.31	840,220	6.889	360	713	74.9
New Mexico	1	584,000	0.23	584,000	6.375	360	651	80.0
Nevada	15	8,788,426	3.47	585,895	6.764	360	702	76.1
New York	41	28,216,392	11.13	688,205	6.909	360	713	70.1
Ohio	3	1,552,359	0.61	517,453	6.240	360	777	75.0
Oregon	7	4,817,048	1.90	688,150	6.784	360	730	79.8
Pennsylvania	10	5,217,575	2.06	521,757	6.701	360	670	77.6
South Carolina	1	458,500	0.18	458,500	7.125	360	693	55.0
Tennessee	5	2,855,471	1.13	571,094	6.798	360	688	80.0
Texas	5	2,643,849	1.04	528,770	6.708	360	683	76.6
Utah	5	2,841,000	1.12	568,200	6.737	360	681	74.5
Virginia	16	11,310,493	4.46	706,906	6.801	359	704	73.5
Vermont	1	1,000,000	0.39	1,000,000	6.875	360	643	64.5

State	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Washington	10	6,156,915	2.43	615,691	6.787	360	697	78.3
Wisconsin	2	1,137,440	0.45	568,720	6.857	359	683	68.7
Wyoming	1	1,423,803	0.56	1,423,803	6.875	359	643	75.0

Total	402	$253,462,746	100.00%

(1)	As of the initial cut-off date, no more than approximately 2.37% of the Initial Mortgage Loans in loan group 1 were secured by mortgaged properties located in any one postal zip code area.

Purpose of Initial Mortgage Loans

Loan Purpose	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Purchase	178	$116,484,816	45.96%	654,409	6.824	360	712	75.1
Refinance (rate/term)	140	84,948,602	33.52	606,776	6.813	360	686	73.9
Refinance (cash-out)	84	52,029,328	20.53	619,397	6.842	360	697	74.9

Total	402	$253,462,746	100.00%

Types of Mortgaged Properties

Property Type	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Single Family Residence	271	$164,320,903	64.83%	606,350	6.836	360	693	75.3
Planned Unit Development	84	55,242,067	21.79	657,644	6.768	360	703	75.0
Low-Rise Condominium	15	15,302,601	6.04	1,020,173	6.884	360	753	64.6
2-4 Family Residence	18	11,423,746	4.51	634,653	6.901	360	707	76.1
High-Rise Condominium	13	6,643,429	2.62	511,033	6.729	360	711	76.5
Cooperative	1	530,000	0.21	530,000	6.750	360	697	60.2

Total	402	$253,462,746	100.00%

Occupancy Types(1)

Occupancy Type	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Primary Residence	369	$229,355,431	90.49%	621,559	6.817	360	699	74.9
Secondary Residence	11	12,795,496	5.05	1,163,227	6.881	360	708	72.6
Investment Property	22	11,311,819	4.46	514,174	6.912	360	715	72.5

Total	402	$253,462,746	100.00%

(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
360	331	$213,388,847	84.19%	644,679	6.833	360	700	74.8
359	56	31,032,198	12.24	554,146	6.781	359	694	73.6
358	10	6,522,833	2.57	652,283	6.773	358	732	73.9
357	4	2,048,995	0.81	512,249	6.73	357	686	72.1
356	1	469,872	0.19	469,872	6.625	356	650	79.9

Total	402	$253,462,746	100.00%

(1)	As of the initial cut-off date, the weighted average remaining term to maturity of the Initial Mortgage Loans in loan group 1 was approximately 360 months.

Interest-Only Periods at Origination

Interest Only Period (months)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
N/A	233	$146,843,136	57.93%	630,228	6.814	360	698	73.4
60	2	824,000	0.33	412,000	6.776	359	598	80.0
120	167	105,795,610	41.74	633,507	6.839	360	703	76.4

Total	402	$253,462,746	100.00%

Prepayment Charge Periods at Origination

Prepayment Charge Period (months)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
N/A	376	$238,161,718	93.96%	633,409	6.824	360	700	74.7
6	1	502,500	0.20	502,500	6.875	360	694	51.5
36	11	4,970,601	1.96	451,873	6.910	359	651	74.0
60	14	9,827,927	3.88	701,995	6.767	360	718	74.3

Total	402	$253,462,746	100.00%

Loan Group 2

Mortgage Rates(1)

Range of Mortgage Rates (%)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
7.001 – 7.500	145	$88,724,604	80.02%	611,894	7.357	360	702	77.1
7.501 – 8.000	40	20,275,130	18.29	506,878	7.773	359	703	78.6
8.001 – 8.500	4	1,256,988	1.13	314,247	8.375	360	731	82.9
8.501 – 9.000	3	619,156	0.56	206,385	8.750	356	639	79.3

Total	192	$110,875,878	100.00%

(1)	The lender acquired mortgage insurance mortgage loans in loan group 2 are shown in the preceding table at the mortgage rates inclusive of the interest premium charge by the related lenders. As of the initial cut-off date, the weighted average mortgage rate of the Initial Mortgage Loans in loan group 2 (net of such premiums) was approximately 7.446% per annum. Without the adjustment, the weighted average on the Initial Mortgage Loans in loan group 2 was approximately 7.452% per annum.

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 – 50,000.00	2	$95,406	0.09%	47,703	7.370	355	753	70.2
50,000.01 – 100,000.00	7	549,838	0.50	78,548	8.000	359	700	67.4
100,000.01 – 150,000.00	6	732,301	0.66	122,050	7.620	359	717	75.0
150,000.01 – 200,000.00	8	1,426,565	1.29	178,321	7.575	358	700	78.5
250,000.01 – 300,000.00	3	669,199	0.60	223,066	8.129	358	695	83.4
350,000.01 – 400,000.00	2	539,441	0.49	269,720	8.187	355	683	82.5
400,000.01 – 450,000.00	20	8,714,020	7.86	435,701	7.556	360	701	80.5
450,000.01 – 500,000.00	29	13,852,371	12.49	477,668	7.372	360	703	77.9
500,000.01 – 550,000.00	32	16,705,566	15.07	522,049	7.491	360	708	78.2
550,000.01 – 600,000.00	22	12,622,058	11.38	573,730	7.369	360	694	79.4
600,000.01 – 650,000.00	17	10,750,475	9.70	632,381	7.434	360	717	78.9
650,000.01 – 700,000.00	7	4,733,600	4.27	676,229	7.394	360	696	80.0
700,000.01 – 750,000.00	7	4,733,600	4.27	676,229	7.394	360	696	80.0
750,000.01 – 1,000,000.00	5	3,646,500	3.29	729,300	7.470	360	680	77.0
1,000,000.01 – 1,500,000.00	22	19,705,208	17.77	895,691	7.451	360	706	74.5
1,500,000.01 – 2,000,000.00	4	5,108,750	4.61	1,277,188	7.287	360	685	76.6
Greater than 2,000,000.00	5	8,944,582	8.07	1,788,916	7.553	359	700	72.5

Total	192	$110,875,878	100.00%

__________

(1)	As of the initial cut-off date, the average current mortgage loan principal balance of the Initial Mortgage Loans in loan group 2 was approximately $577,479.

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
561 – 580	1	$147,895	0.13%	147,895	7.72	359	562	80.0
581 – 600	1	99,885	0.09	99,885	8.75	358	596	48.8
601 – 620	2	913,750	0.82	456,875	7.371	360	619	87.3
621 – 640	9	6,176,932	5.57	686,326	7.358	359	630	77.3
641 – 660	12	6,638,153	5.99	553,179	7.509	359	647	80.0
661 – 680	38	24,404,221	22.01	642,216	7.479	359	671	75.1
681 – 700	29	16,367,230	14.76	564,387	7.462	360	690	77.2
701 – 720	32	20,475,763	18.47	639,868	7.422	360	711	78.3
721 – 740	25	13,555,480	12.23	542,219	7.462	360	730	78.6
741 – 760	25	12,509,020	11.28	500,361	7.448	360	751	78.2
761 – 780	10	5,474,244	4.94	547,424	7.379	360	771	77.2
781 – 800	8	4,113,305	3.71	514,163	7.515	360	790	76.0

Total	192	$110,875,878	100.00%

(1)	As of the initial cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Initial Mortgage Loans in loan group 2 was approximately 702.

Documentation Program for Initial Mortgage Loans

Type of Program	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Reduced	162	$94,601,908	85.32%	583,962	7.458	360	711	77.2
Full/Alternative	28	15,924,255	14.36	568,723	7.389	360	653	79.1
Stated Income/Stated Asset	1	249,831	0.23	249,831	8.750	356	647	80.0
No Ratio	1	99,885	0.09	99,885	8.750	358	596	48.8

Total	192	$110,875,878	100.00%

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 – 50.00	1	$99,885	0.09%	99,885	8.750	358	596	48.8
55.01 – 60.00	1	1,627,000	1.47	1,627,000	7.500	360	671	59.2
60.01 – 65.00	7	2,849,782	2.57	407,112	7.388	359	699	63.3
65.01 – 70.00	16	7,359,334	6.64	459,958	7.382	360	696	68.7
70.01 – 75.00	30	21,668,969	19.54	722,299	7.411	360	697	73.8
75.01 – 80.00	126	73,348,403	66.15	582,130	7.457	360	708	79.7
80.01 – 85.00	1	558,607	0.5	558,607	7.500	360	677	84.1
85.01 – 90.00	7	2,633,531	2.38	376,219	7.756	359	646	90.0
90.01 – 95.00	2	515,750	0.47	257,875	7.572	360	629	94.5
95.01 – 100.00	1	214,618	0.19	214,618	8.125	358	738	100.0

Total	192	$110,875,878	100.00%

(1)	As of the initial cut-off date, the weighted average original Loan-to-Value Ratio of the Initial Mortgage Loans in loan group 2 was approximately 77.41%.

(2)	Does not take into account any secondary financing on the Initial Mortgage Loans in loan group 2 that may exist at the time of origination.

Geographic Distribution of Mortgaged Properties(1)

State	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Arizona	9	$4,065,123	3.67%	451,680	7.499	359	690	79.5
California	47	28,353,362	25.57	603,263	7.381	360	704	77.3
Connecticut	6	3,143,057	2.83	523,843	7.337	359	673	77.4
District of Columbia	1	539,500	0.49	539,500	7.500	360	688	65.0
Florida	23	15,538,338	14.01	675,580	7.451	359	697	77.6
Georgia	6	2,174,400	1.96	362,400	7.403	360	703	76.9
Hawaii	3	1,821,607	1.64	607,202	7.388	360	717	78.7
Idaho	2	1,296,000	1.17	648,000	7.250	360	713	72.8
Illinois	11	9,071,618	8.18	824,693	7.592	360	705	76.9
Indiana	2	795,906	0.72	397,953	7.264	360	682	74.4
Kansas	2	227,500	0.21	113,750	7.500	359	793	70.0
Massachusetts	4	2,064,000	1.86	516,000	7.704	360	716	80.0
Maryland	5	2,761,675	2.49	552,335	7.466	359	708	74.6
Maine	1	650,000	0.59	650,000	7.500	360	695	78.8
Michigan	4	2,614,510	2.36	653,628	7.250	360	701	75.3
Missouri	3	641,395	0.58	213,798	7.704	359	717	79.6
Mississippi	1	120,000	0.11	120,000	7.750	359	708	73.0
North Carolina	4	1,753,800	1.58	438,450	7.262	360	718	79.3
New Jersey	8	4,001,428	3.61	500,178	7.730	359	691	80.0
Nevada	8	5,856,600	5.28	732,075	7.523	360	713	74.2
New York	16	10,297,986	9.29	643,624	7.418	360	712	78.8
Ohio	1	472,000	0.43	472,000	7.250	360	619	80.0
Oregon	3	1,189,250	1.07	396,417	7.358	359	698	76.9
Pennsylvania	2	867,600	0.78	433,800	7.428	360	702	81.0
South Carolina	1	509,500	0.46	509,500	7.375	360	652	79.6
Tennessee	1	550,000	0.50	550,000	7.875	360	731	73.3
Texas	4	2,567,073	2.32	641,768	7.544	360	721	74.6
Utah	3	1,419,500	1.28	473,167	7.743	360	700	83.0
Virginia	5	2,624,906	2.37	524,981	7.452	359	665	77.2
Washington	4	2,129,996	1.92	532,499	7.415	359	705	79.2
Wisconsin	2	758,250	0.68	379,125	7.366	360	714	80.0

Total	192	$110,875,878	100.00%

(1)	As of the initial cut-off date, no more than approximately 1.88% of the Initial Mortgage Loans in loan group 2 were secured by mortgaged properties located in any one postal zip code area.

Purpose of Initial Mortgage Loans

Loan Purpose	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Purchase	90	$48,811,406	44.02%	542,349	7.493	360	718	78.8
Refinance (cash-out)	56	31,346,135	28.27	559,752	7.383	360	692	76.1
Refinance (rate/term)	46	30,718,337	27.71	667,790	7.459	359	688	76.6

Total	192	$110,875,878	100.00%

Types of Mortgaged Properties

Property Type	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Single Family Residence	122	$66,885,997	60.33%	548,246	7.462	360	702	77.7
Planned Unit Development	42	29,244,904	26.38	696,307	7.394	360	699	75.8
High-Rise Condominium	15	8,086,686	7.29	539,112	7.607	358	706	79.3
Low-Rise Condominium	6	3,759,876	3.39	626,646	7.420	360	715	80.0
2-4 Family Residence	7	2,898,416	2.61	414,059	7.434	360	705	77.8

Total	192	$110,875,878	100.00%

Occupancy Types(1)

Occupancy Type	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Primary Residence	147	$93,086,404	83.96%	633,241	7.427	360	700	77.6
Investment Property	38	13,104,877	11.82	344,865	7.637	359	722	75.8
Secondary Residence	7	4,684,597	4.23	669,228	7.445	360	699	78.2

Total	192	$110,875,878	100.00%

(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
360	139	$90,488,915	81.61%	650,999	7.437	360	706	77.4
359	32	12,821,480	11.56	400,671	7.416	359	685	75.5
358	12	4,430,740	4.00	369,228	7.459	358	701	80.1
357	1	105,000	0.09	105,000	7.500	357	771	75.0
356	4	651,766	0.59	162,942	8.158	356	668	82.5
355	2	539,441	0.49	269,720	8.187	355	683	82.5
354	2	1,838,537	1.66	919,269	7.988	354	671	79.6

Total	192	$110,875,878	100.00%

(1)	As of the initial cut-off date, the weighted average remaining term to maturity of the Initial Mortgage Loans in loan group 2 was approximately 360 months.

Interest-Only Periods at Origination

Interest Only Period (months)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
N/A	81	$47,170,932	42.54%	582,357	7.455	359	701	76.7
120	111	63,704,947	57.46	573,918	7.450	360	703	77.9

Total	192	$110,875,878	100.00%

Prepayment Charge Periods at Origination

Prepayment Charge Period (months)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
N/A	182	$105,840,123	95.46%	581,539	7.442	360	703	77.5
12	1	99,885	0.09	99,885	8.750	358	596	48.8
24	1	45,906	0.04	45,906	7.500	354	760	65.0
36	3	443,676	0.40	147,892	7.589	359	677	80.0
60	5	4,446,289	4.01	889,258	7.646	357	686	76.2

Total	192	$110,875,878	100.00%

Loan Group 3

Mortgage Rates(1)

Range of Mortgage Rates (%)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
5.001 – 5.500	2	$413,728	1.88%	206,864	5.472	109	785	59.1
5.501 – 6.000	28	5,687,417	25.83	203,122	5.885	162	714	63.1
6.001 – 6.500	53	8,714,027	39.58	164,416	6.356	170	718	67.7
6.501 – 7.000	40	5,947,161	27.01	148,679	6.750	173	709	70.6
7.001 – 7.500	13	1,081,577	4.91	83,198	7.325	177	721	71.4
7.501 – 8.000	1	38,386	0.17	38,386	7.750	179	683	51.3
8.001 – 8.500	2	134,038	0.61	67,019	8.290	179	701	72.1

Total	139	$22,016,333	100.00%

(1)	As of the initial cut-off date, the weighted average mortgage rate of the Initial Mortgage Loans in loan group 3 was approximately 6.386% per annum.

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 – 50,000.00	8	$356,248	1.62%	44,531	6.778	162	726	57.3
50,000.01 – 100,000.00	39	2,913,522	13.23	74,706	6.759	174	723	62.9
100,000.01 – 150,000.00	31	3,834,479	17.42	123,693	6.397	174	713	65.4
150,000.01 – 200,000.00	23	4,000,438	18.17	173,932	6.297	170	693	64.5
200,000.01 – 250,000.00	20	4,533,113	20.59	226,656	6.479	165	714	72.1
250,000.01 – 300,000.00	4	1,083,233	4.92	270,808	6.340	154	698	72.6
300,000.01 – 350,000.00	4	1,372,946	6.24	343,237	6.218	177	760	66.2
350,000.01 – 400,000.00	7	2,600,955	11.81	371,565	6.143	148	719	71.8
400,000.01 – 450,000.00	2	826,905	3.76	413,453	6.251	178	772	68.1
450,000.01 – 500,000.00	1	494,493	2.25	494,493	5.750	178	689	60.0

Total	139	$22,016,333	100.00%

(1)	As of the initial cut-off date, the average current mortgage loan principal balance of the Initial Mortgage Loans in loan group 3 was approximately $158,391.

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
601 – 620	1	$151,210	0.69%	151,210	6.400	168	602	71.8
621 – 640	6	831,366	3.78	138,561	6.262	149	634	77.1
641 – 660	6	937,115	4.26	156,186	6.331	175	650	64.7
661 – 680	17	3,007,493	13.66	176,911	6.419	176	671	63.8
681 – 700	25	3,471,091	15.77	138,844	6.574	173	690	64.0
701 – 720	25	4,357,638	19.79	174,306	6.370	158	711	70.2
721 – 740	23	3,136,064	14.24	136,351	6.443	172	729	70.7
741 – 760	12	1,772,180	8.05	147,682	6.206	167	750	69.2
761 – 780	12	2,535,293	11.52	211,274	6.332	174	772	66.4
781 – 800	8	1,407,791	6.39	175,974	6.222	151	791	64.3
801 – 820	4	409,092	1.86	102,273	6.314	173	808	56.4

Total	139	$22,016,333	100.00%

(1)	As of the initial cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Initial Mortgage Loans in loan group 3 was approximately 716.

Documentation Program for Initial Mortgage Loans

Type of Program	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Reduced	59	$9,195,645	41.77%	155,858	6.359	169	710	67.9
Full/Alternative	38	5,827,172	26.47	153,347	6.357	164	714	74.9
No Income/No Asset	21	3,027,956	13.75	144,188	6.182	177	731	49.9
No Ratio	10	1,893,543	8.60	189,354	6.705	169	720	66.6
Stated Income/Stated Asset	9	1,520,189	6.90	168,910	6.667	169	719	65.8
Preferred	2	551,829	2.51	275,914	6.375	131	717	78.7

Total	139	$22,016,333	100.00%

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 – 50.00	28	$3,493,686	15.87%	124,775	6.287	170	712	38.8
50.01 – 55.00	6	752,115	3.42	125,353	6.588	177	680	53.6
55.01 – 60.00	12	2,306,785	10.48	192,232	6.046	160	742	58.2
60.01 – 65.00	7	1,580,583	7.18	225,798	6.096	161	713	63.4
65.01 – 70.00	15	2,809,554	12.76	187,304	6.582	177	737	68.7
70.01 – 75.00	14	1,891,899	8.59	135,136	6.492	159	690	73.6
75.01 – 80.00	53	8,362,261	37.98	157,779	6.475	172	713	79.7
80.01 – 85.00	1	290,664	1.32	290,664	6.375	131	720	85.0
85.01 – 90.00	3	528,785	2.40	176,262	6.261	130	705	90.0

Total	139	$22,016,333	100.00%

(1)	As of the initial cut-off date, the weighted average original Loan-to-Value Ratio of the Initial Mortgage Loans in loan group 3 was approximately 67.31%.

(2)	Does not take into account any secondary financing on the Initial Mortgage Loans in loan group 3 that may exist at the time of origination.

Geographic Distribution of Mortgaged Properties(1)

State	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Alabama	2	$87,696	0.40%	43,848	7.138	155	740	62.8
Arkansas	1	290,664	1.32	290,664	6.375	131	720	85.0
Arizona	6	888,150	4.03	148,025	6.391	172	686	51.1
California	16	3,150,753	14.31	196,922	6.353	169	710	60.0
Colorado	3	639,799	2.91	213,266	5.764	138	782	59.7
Connecticut	1	132,538	0.60	132,538	6.375	177	716	29.0
Florida	10	1,211,069	5.50	121,107	6.679	175	708	66.4
Georgia	5	473,756	2.15	94,751	6.710	175	728	80.0
Illinois	7	923,683	4.20	131,955	6.278	175	708	70.6
Indiana	1	64,235	0.29	64,235	6.500	176	729	70.0
Louisiana	1	50,844	0.23	50,844	7.375	179	725	75.0
Maryland	5	820,023	3.72	164,005	6.369	167	714	58.8
Michigan	2	97,850	0.44	48,925	8.109	179	717	68.6
Minnesota	5	1,120,582	5.09	224,116	6.049	156	675	78.0
Missouri	4	371,024	1.69	92,756	6.500	163	686	75.3
Mississippi	2	779,372	3.54	389,686	6.625	178	775	69.7
North Carolina	4	480,018	2.18	120,004	6.479	174	724	68.8
New Jersey	2	630,445	2.86	315,222	6.091	177	726	62.7
New Mexico	1	40,670	0.18	40,670	6.875	179	712	80.0
Nevada	2	694,221	3.15	347,111	6.126	177	758	62.6
New York	3	941,728	4.28	313,909	6.171	178	734	65.9
Oregon	8	1,209,165	5.49	151,146	6.296	166	730	77.3
Pennsylvania	8	775,570	3.52	96,946	6.766	157	733	67.1
Rhode Island	1	136,055	0.62	136,055	6.000	178	754	37.0
South Carolina	3	572,254	2.60	190,751	6.191	135	715	86.4
Tennessee	3	746,076	3.39	248,692	6.243	144	682	65.4
Texas	24	3,196,210	14.52	133,175	6.566	177	715	70.9
Utah	1	235,439	1.07	235,439	6.625	128	684	48.8

State	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Virginia	1	113,466	0.52	113,466	6.875	176	670	89.9
Washington	5	929,318	4.22	185,864	6.108	173	686	70.6
Wisconsin	2	213,661	0.97	106,831	6.942	178	694	69.1

Total	139	$22,016,333	100.00%

(1)	As of the initial cut-off date, no more than approximately 3.54% of the Initial Mortgage Loans in loan group 3 were secured by mortgaged properties located in any one postal zip code area.

Purpose of Initial Mortgage Loans

Loan Purpose	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Refinance (cash-out)	67	$9,800,968	44.52%	146,283	6.413	169	704	67.1
Purchase	43	7,482,753	33.99	174,018	6.360	167	745	70.1
Refinance (rate/term)	29	4,732,612	21.50	163,194	6.369	166	694	63.4

Total	139	$22,016,333	100.00%

Types of Mortgaged Properties

Property Type	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Single Family Residence	100	$15,672,708	71.19%	156,727	6.378	166	711	68.5
Planned Unit Development	20	2,819,395	12.81	140,970	6.275	168	738	63.7
2-4 Family Residence	12	1,930,237	8.77	160,853	6.318	177	693	61.2
High-Rise Condominium	6	1,390,968	6.32	231,828	6.770	169	742	68.1
Cooperative	1	203,025	0.92	203,025	6.500	179	807	76.0

Total	139	$22,016,333	100.00%

Occupancy Types(1)

Occupancy Type	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Primary Residence	88	$14,325,958	65.07%	162,795	6.335	170	712	67.1
Investment Property	45	6,271,246	28.48	139,361	6.511	169	722	68.9
Secondary Residence	6	1,419,129	6.45	236,521	6.343	142	727	62.6

Total	139	$22,016,333	100.00%

(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
179	21	$2,611,834	11.86%	124,373	6.734	179	728	66.4
178	38	5,974,435	27.14	157,222	6.474	178	713	65.8
177	30	4,763,051	21.63	158,768	6.357	177	724	63.1
176	9	1,116,654	5.07	124,073	6.392	176	705	64.7
175	1	137,766	0.63	137,766	7.000	175	683	68.3
174	2	370,257	1.68	185,128	6.105	174	752	53.5
172	1	234,132	1.06	234,132	6.250	172	722	62.3
171	8	1,579,318	7.17	197,415	6.219	171	702	80.0
170	11	1,821,439	8.27	165,585	6.294	170	684	77.9
168	1	151,210	0.69	151,210	6.400	168	602	71.8
165	1	49,357	0.22	49,357	6.625	165	687	47.3
162	1	63,143	0.29	63,143	7.250	162	742	80.0
141	1	231,331	1.05	231,331	6.000	141	751	80.0
131	2	551,829	2.51	275,914	6.375	131	717	78.7
128	2	456,371	2.07	228,185	6.564	128	733	52.2
119	1	83,728	0.38	83,728	6.125	119	746	59.4
118	3	717,075	3.26	239,025	6.196	118	719	63.7
117	1	139,080	0.63	139,080	5.750	117	777	39.6
115	1	31,787	0.14	31,787	6.500	115	809	41.3
113	1	46,601	0.21	46,601	5.250	113	700	80.0
109	2	730,754	3.32	365,377	5.749	109	752	73.1
54	1	155,183	0.70	155,183	5.625	54	634	75.0

Total	139	$22,016,333	100.00%

(1)	As of the initial cut-off date, the weighted average remaining term to maturity of the Initial Mortgage Loans in loan group 3 was approximately 168 months.

Prepayment Charge Periods at Origination

Prepayment Charge Period (months)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
N/A	112	$17,401,146	79.04%	155,367	6.354	167	719	65.8
12	1	77,463	0.35	77,463	6.875	176	718	35.6
24	1	245,033	1.11	245,033	6.840	170	686	80.0
36	23	3,860,705	17.54	167,857	6.463	174	702	72.5
60	2	431,985	1.96	215,993	6.639	141	722	80.0

Total	139	$22,016,333	100.00%

Loan Group 4

Mortgage Rates(1)

Range of Mortgage Rates (%)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
5.001 – 5.500	2	$1,206,282	6.59%	603,141	5.437	169	656	85.0
5.501 – 6.000	8	4,423,070	24.18	552,884	5.884	173	734	79.3
6.001 – 6.500	16	9,253,365	50.58	578,335	6.291	177	746	70.5
6.501 – 7.000	5	3,410,401	18.64	682,080	6.769	173	689	71.5

Total	31	$18,293,118	100.00%

(1)	As of the initial cut-off date, the weighted average mortgage rate of the Initial Mortgage Loans in loan group 4 was approximately 6.225% per annum.

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
400,000.01 – 450,000.00	4	$1,704,181	9.32%	426,045	6.066	172	755	72.1
450,000.01 – 500,000.00	6	2,814,710	15.39	469,118	6.252	174	746	78.8
500,000.01 – 550,000.00	7	3,677,444	20.10	525,349	6.465	177	685	74.4
550,000.01 – 600,000.00	2	1,193,995	6.53	596,997	6.312	179	708	70.0
600,000.01 – 650,000.00	6	3,702,159	20.24	617,027	5.861	174	724	81.6
650,000.01 – 700,000.00	2	1,325,665	7.25	662,833	6.187	176	718	80.0
750,000.01 – 1,000,000.00	3	2,524,161	13.80	841,387	6.187	176	782	60.2
1,000,000.01 – 1,500,000.00	1	1,350,802	7.38	1,350,802	6.750	170	692	65.0

Total	31	$18,293,118	100.00%

(1)	As of the initial cut-off date, the average current mortgage loan principal balance of the Initial Mortgage Loans in loan group 4 was approximately $590,101.

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
621 – 640	1	$516,128	2.82%	516,128	6.875	171	637	80.0
641 – 660	3	1,710,429	9.35	570,143	5.751	172	653	78.3
661 – 680	4	1,966,866	10.75	491,717	6.278	176	673	73.6
681 – 700	2	1,893,968	10.35	946,984	6.607	173	691	69.0
701 – 720	6	3,193,754	17.46	532,292	6.305	174	711	76.4
721 – 740	4	2,633,779	14.40	658,445	6.109	173	729	79.3
741 – 760	1	602,421	3.29	602,421	5.875	177	754	80.0
761 – 780	3	1,563,255	8.55	521,085	6.262	176	774	73.4
781 – 800	5	2,962,007	16.19	592,401	6.166	178	791	62.1
801 – 820	2	1,250,509	6.84	625,255	6.250	175	808	79.5

Total	31	$18,293,118	100.00%

(1)	As of the initial cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Initial Mortgage Loans in loan group 4 was approximately 726.

Documentation Program for Initial Mortgage Loans

Type of Program	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Reduced	18	$10,533,462	57.58%	585,192	6.318	174	729	69.5
Full/Alternative	12	7,243,527	39.60	603,627	6.044	176	729	79.6
No Income/No Asset	1	516,128	2.82	516,128	6.875	171	637	80.0

Total	31	$18,293,118	100.00%

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 – 50.00	1	$992,826	5.43%	992,826	6.375	179	800	29.8
55.01 – 60.00	1	433,474	2.37	433,474	6.250	169	778	56.3
60.01 – 65.00	4	2,999,313	16.40	749,828	6.561	175	685	64.0
70.01 – 75.00	3	1,399,122	7.65	466,374	6.048	175	720	73.9
75.01 – 80.00	21	11,864,743	64.86	564,988	6.191	175	733	79.7
85.01 – 90.00	1	603,640	3.30	603,640	5.375	169	657	90.0

Total	31	$18,293,118	100.00%

(1)	As of the initial cut-off date, the weighted average original Loan-to-Value Ratio of the Initial Mortgage Loans in loan group 4 was approximately 73.78%.

(2)	Does not take into account any secondary financing on the Initial Mortgage Loans in loan group 4 that may exist at the time of origination.

Geographic Distribution of Mortgaged Properties(1)

State	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Arizona	2	$1,747,042	9.55%	873,521	6.159	175	771	51.4
California	8	4,851,394	26.52	606,424	6.266	171	718	69.1
Colorado	1	492,709	2.69	492,709	6.125	178	778	80.0
Connecticut	2	1,006,626	5.50	503,313	5.625	169	660	86.0
Florida	6	3,577,260	19.56	596,210	6.269	176	749	79.8
Indiana	1	461,841	2.52	461,841	6.750	178	673	80.0
Kansas	1	602,642	3.29	602,642	5.500	169	655	80.0
Maryland	2	988,402	5.40	494,201	6.457	178	747	68.0
Michigan	3	1,783,594	9.75	594,531	6.203	177	738	80.0
South Carolina	1	596,036	3.26	596,036	6.500	178	739	77.0
Tennessee	1	516,128	2.82	516,128	6.875	171	637	80.0
Texas	1	504,081	2.76	504,081	6.250	177	674	75.0
Virginia	1	637,071	3.48	637,071	6.375	179	768	80.0
Washington	1	528,293	2.89	528,293	5.875	178	711	80.0

Total	31	$18,293,118	100.00%

(1)	As of the initial cut-off date, no more than approximately 7.38% of the Initial Mortgage Loans in loan group 4 were secured by mortgaged properties located in any one postal zip code area.

Purpose of Initial Mortgage Loans

Loan Purpose	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Refinance (cash-out)	12	$7,090,803	38.76%	590,900	6.049	173	724	69.1
Purchase	13	7,057,871	38.58	542,913	6.282	176	741	79.6
Refinance (rate/term)	6	4,144,444	22.66	690,741	6.430	174	705	71.8

Total	31	$18,293,118	100.00%

Types of Mortgaged Properties

Property Type	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Single Family Residence	19	$10,751,873	58.78%	565,888	6.165	174	723	72.8
Planned Unit Development	7	3,807,362	20.81	543,909	6.228	177	724	75.9
Low-Rise Condominium	3	1,605,961	8.78	535,320	6.167	177	744	79.7
2-4 Family Residence	1	1,350,802	7.38	1,350,802	6.750	170	692	65.0
High-Rise Condominium	1	777,119	4.25	777,119	6.250	178	805	80.0

Total	31	$18,293,118	100.00%

Occupancy Types(1)

Occupancy Type	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Primary Residence	24	$13,638,335	74.55%	568,264	6.165	175	723	73.4
Investment Property	3	2,361,823	12.91	787,274	6.728	171	701	71.4
Secondary Residence	4	2,292,960	12.53	573,240	6.068	175	770	78.8

Total	31	$18,293,118	100.00%

(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
179	6	$3,872,482	21.17%	645,414	6.242	179	757	64.4
178	8	4,348,547	23.77	543,568	6.354	178	736	74.8
177	2	1,106,502	6.05	553,251	6.046	177	718	77.7
176	2	1,325,665	7.25	662,833	6.187	176	718	80.0
175	1	535,224	2.93	535,224	6.875	175	719	80.0
171	2	941,853	5.15	470,926	6.366	171	702	80.0
170	2	2,105,018	11.51	1,052,509	6.436	170	707	70.3
169	6	2,969,177	16.23	494,863	5.791	169	707	77.4
168	2	1,088,649	5.95	544,324	6.219	168	715	80.0

Total	31	$18,293,118	100.00%

(1)	As of the initial cut-off date, the weighted average remaining term to maturity of the Initial Mortgage Loans in loan group 4 was approximately 175 months.

Description of the Certificates

General

The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

The Mortgage Pass-Through Certificates, Series 2006-J5 will consist of the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 2-A-1, Class 2-A-2, Class 3-A-1, Class 4-A-1, Class 1-X, Class 2-X, Class PO-1, Class PO-2, Class A-R, Class M, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class P Certificates. Only the classes of certificates listed on the cover page hereof are offered by this free writing prospectus.

When describing the certificates in this free writing prospectus, we use the following terms:

Designation	Classes of Certificates
Group 1 Senior Certificates	Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-X, Class PO-1 and Class A-R Certificates

Group 2 Senior Certificates	Class 2-A-1, Class 2-A-2, Class 2-X and Class PO-2 Certificates

Group 3 Senior Certificates	Class 3-A-1 Certificates

Group 4 Senior Certificates	Class 4-A-1 Certificates

Senior Certificate Group	Each of the Group 1 Senior Certificates, Group 2 Senior Certificates, Group 3 Senior Certificates and Group 4 Senior Certificates

Senior Certificates	Group 1 Senior Certificates, Group 2 Senior Certificates, Group 3 Senior Certificates and Group 4 Senior Certificates

Subordinated Certificates	Class M and Class B Certificates

LIBOR Certificates	Class 1-A-2, Class 1-A-3, Class 1-A-6 and Class 1-A-7 Certificates

Class X Certificates	Class 1-X and Class 2-X Certificates

Class PO Certificates	Class PO-1 and Class PO-2 Certificates

Class B Certificates	Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates

Designation	Classes of Certificates
Notional Amount Certificates	Class 1-A-3, Class 1-A-7 and Class X Certificates

Offered Certificates	Senior Certificates, Class M, Class B-1 and Class B-2 Certificates

The certificates are generally referred to as the following types:

Class	Type
Class 1-A-1	Senior/Fixed Pass-Through Rate

Class 1-A-2	Senior/Floating Pass-Through Rate/Super Senior

Class 1-A-3	Senior/Notional Amount/Interest Only/Inverse Floating Pass-Through Rate

Class 1-A-4	Senior/Fixed Pass-Through Rate/NAS/Support

Class 1-A-5	Senior/Fixed Pass-Through Rate/NAS

Class 1-A-6	Senior/Floating Pass-Through Rate

Class 1-A-7	Senior/Notional Amount/Interest Only/Inverse Floating Pass-Through Rate

Class 1-A-8	Senior/Fixed Pass-Through Rate

Class 1-X	Senior/Notional Amount/Interest Only/Variable Pass-Through Rate

Class 2-A-1	Senior/Fixed Pass-Through Rate/Super Senior

Class 2-A-2	Senior/Fixed Pass-Through Rate/Support

Class 2-X	Senior/Notional Amount/Interest Only/Variable Pass-Through Rate

Class 3-A-1	Senior/Variable Pass-Through Rate

Class 4-A-1	Senior/Variable Pass-Through Rate

Class PO-1	Senior/Principal Only

Class PO-2	Senior/Principal Only

Class A-R	Senior/Residual

Subordinated Certificates	Subordinate/Variable Pass-Through Rate

Class P	Prepayment Charges

The Class B-3, Class B-4, Class B-5 and Class P Certificates are not being offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the Class B-3, Class B-4, Class B-5 and Class P Certificates is provided only to permit a better understanding of the offered certificates.

The senior certificates will have an initial aggregate class certificate balance of approximately $400,787,240, and will evidence in the aggregate an initial beneficial ownership interest of approximately 93.50% in the issuing entity. The subordinated certificates will each evidence the initial beneficial ownership interest in the issuing entity set forth below:

Class of Subordinated Certificates	Initial Beneficial Ownership Interest
Class M	2.80%
Class B-1	1.20%
Class B-2	0.80%
Class B-3	0.70%
Class B-4	0.60%
Class B-5	0.40%

Calculation of Class Certificate Balance

The “Class Certificate Balance” of any class of certificates (other than the notional amount certificates) as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:

•	all amounts previously distributed to holders of certificates of the class as payments of principal,

•	the amount of Realized Losses allocated to the class, and

•	in the case of any class of subordinated certificates, any amounts allocated to the class in reduction of its Class Certificate Balance in respect of payments of Class PO Deferred Amounts, as described under “— Allocation of Losses,”

The Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased sequentially in the order of distribution priority (from highest to lowest) by the amount of Subsequent Recoveries on the mortgage loans in a loan group distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates. See “The Agreements – Realization Upon Defaulted Loans” in the prospectus.

In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates, following all distributions and the allocation of all Realized Losses on any Distribution Date, exceeds the aggregate Stated Principal Balance of the mortgage loans as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period).

Notional Amount Certificates

The Class 1-A-3, Class 1-A-7, Class 1-X and Class 2-X Certificates are notional amount certificates.

The notional amount of the Class 1-A-3 Certificates for any Distribution Date will equal the Class Certificate Balance of the Class 1-A-2 Certificates immediately prior to such Distribution Date.

The notional amount of the Class 1-A-7 Certificates for any Distribution Date will equal the Class Certificate Balance of the Class 1-A-6 Certificates immediately prior to such Distribution Date.

The notional amount of the Class 1-X Certificates for any Distribution Date will equal the aggregate Stated Principal Balance of the Non-Discount mortgage loans in loan group 1 as of the Due

Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date).

The notional amount of the Class 2-X Certificates for any Distribution Date will equal the aggregate Stated Principal Balance of the Non-Discount mortgage loans in loan group 2 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date).

Book-Entry Certificates; Denominations

The offered certificates (other than the Class A-R Certificates) will be book-entry certificates (the “Book-Entry Certificates”). The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) will hold their Book-Entry Certificates through the Depository Trust Company (“DTC”) in the United States or the Euroclear System (“Euroclear”), in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Certificates will be issued in one or more certificates that will equal the aggregate principal balance of the applicable Class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Euroclear’s name on the book of its depositary which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. JPMorgan Chase will act as depositary for Euroclear (in such capacity the “Depositary”). Investors may hold such beneficial interests in the Book-Entry Certificates (other than the Class 1-A-8 Certificates) in minimum denominations representing an original principal amount or notional amount of $25,000 and integral multiples of $1.00 in excess thereof. Investors may hold such beneficial interests in the Class 1-A-8 Certificates in minimum denominations representing an original principal amount or notional amount of $1,000 and integral multiples of $1.00 in excess thereof. Except as described below, no person acquiring a beneficial ownership in a Book-Entry Certificate (each, a “beneficial owner”) will be entitled to receive a physical certificate representing such person’s beneficial ownership interest in such Book-Entry Certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations (“Participants”) and DTC.

The beneficial owner’s ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

Certificate Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the trustee through DTC and DTC participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered

Certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”), with whom Certificate Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

Because of time zone differences, credits of securities received Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear Participants on such business day. Cash received in Euroclear, as a result of sales of securities by or through a Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the Euroclear cash account only as of the business day following settlement in DTC.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of Euroclear by its Depositary; however, such cross market transactions will require delivery of instructions to Euroclear by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). Euroclear will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Euroclear Participants may not deliver instructions directly to its Depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

Euroclear was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to Offered Certificates held through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Consequences — Tax Treatment of Foreign Investors” in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

Monthly and annual reports on the issuing entity provided by the master servicer to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

DTC has advised the depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. The Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, (b) the beneficial owners having not less than 51% of the voting rights (as defined in the pooling and servicing agreement) of a class at their sole option and expense, elect to remove their Book-Entry Certificates from DTC or (c) after the occurrence of an event of default (as defined in the pooling and servicing agreement), beneficial owners having not less than 51% of the voting rights evidenced by the Offered Certificates advise the trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related Offered Certificates under the pooling and servicing agreement.

Although DTC and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

For a description of the procedures generally applicable to the book-entry certificates, see “Description of the Securities — Book-Entry Registration of Securities” in the prospectus.

Determination of LIBOR

The LIBOR Certificates will bear interest during their initial interest accrual period at the applicable initial pass-through rates set forth in the table under “— Interest” below, and during each interest accrual period thereafter at the applicable rate determined as described in the table under “— Interest” below.

LIBOR applicable to an interest accrual period for the LIBOR Certificates will be determined on the second business day prior to the commencement of that interest accrual period (a “LIBOR Determination Date”). On each LIBOR Determination Date, the trustee, as Calculation Agent, will establish LIBOR for the related interest accrual period on the basis of the rate for one-month deposits in U.S. dollars quoted on the Bloomberg Terminal for that LIBOR Determination Date.

If on any LIBOR Determination Date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the method described in the prospectus under “Description of the Securities — Indices Applicable to Floating Rate and Inverse Floating Rate Classes — LIBOR.”

If on the initial LIBOR Determination Date, the calculation agent is required but unable to determine LIBOR in the manner provided in this free writing prospectus, LIBOR for the next interest accrual period will be 5.38%.

Payments on Mortgage Loans; Accounts

Certificate Account. On or before the closing date, the master servicer will establish an account (the “Certificate Account”), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, N.A., which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account, within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of mortgage loans subsequent to the cut-off date (other than in respect of principal and interest due on the mortgage loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:

•	all payments on account of principal on the mortgage loans, including principal prepayments;

•	all payments on account of interest on the mortgage loans, net of the related master servicing fee (as adjusted by Compensating Interest payments) and any lender paid mortgage insurance premiums;

•	all payments on account of prepayment charges on the mortgage loans;

•	all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with the master servicer’s normal servicing procedures;

•	any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

•	any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property;

•	all Substitution Adjustment Amounts; and

•	all advances made by the master servicer.

Prior to their deposit into the Certificate Account, payments and collections on the mortgage loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see “Risk Factors — Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities” in the prospectus.

The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

•	to pay to the master servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the master servicer);

•	to reimburse each of the master servicer and the trustee for unreimbursed Advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the mortgage loan(s) in respect of which any such Advance was made;

•	to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer’s certificate indicating the amount of the nonrecoverable Advance and identifying the related mortgage loan(s), and their respective portions of the nonrecoverable advance);

•	to reimburse the master servicer for insured expenses from the related insurance proceeds;

•	to reimburse the master servicer for (a) any unreimbursed customary, reasonable and necessary “out of pocket” costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, “Servicing Advances”), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

•	to pay to the purchaser, with respect to each mortgage loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such mortgage loan after the date of such purchase;

•	to reimburse the sellers and the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

•	to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

•	to withdraw an amount equal to the sum of (a) the related Available Funds, (b) any prepayment charges received and (c) the trustee fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

•	to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

The master servicer is required to maintain separate accounting, on a mortgage loan by mortgage loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds for each loan group, the prepayment charges collected and the trustee fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the “Distribution Account”). Upon termination of the Funding Period, the trustee will deposit into the Distribution Account any amounts remaining in the Pre-funding Account, other than investment earnings, for distribution to the related certificateholders The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

•	the aggregate amount remitted by the master servicer to the trustee; and

•	any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.

The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under “— Priority of Distributions Among Certificates” and may from time to time make withdrawals from the Distribution Account:

•	to pay the trustee fee to the trustee;

•	to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

•	to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error); and

•	to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.

There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the mortgage loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

Investments of Amounts Held in Accounts

The Certificate Account, the Distribution Account, the Pre-funding Account and the Capitalized Interest Account. All funds in the Certificate Account, the Distribution Account, the Pre-funding Account and the Capitalized Interest Account will be invested in permitted investments at the direction of the master servicer. In the case of:

•	the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the master servicer as additional servicing compensation and will be remitted to it monthly as described herein;

•	the Pre-funding Account, all income and gain net of any losses realized from the investment will be for the benefit of the depositor and will be remitted to the depositor as described herein; and

•	the Capitalized Interest Account, any amounts remaining after making distributions of interest on the first Distribution Date following the end of the Funding Period will be paid to the depositor and will not thereafter be available for distribution to certificateholders.

The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer’s own funds immediately as realized. The amount of any losses incurred in the Pre-funding Account or the Capitalized Interest Account in respect of the investments will be deposited by the depositor into the Pre-funding Account or Capitalized Interest Account, as applicable out of the depositor’s own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account, the Pre-funding Account or the Capitalized Interest Account and made in accordance with the pooling and servicing agreement.

The Corridor Contract Reserve Fund. Funds in the Corridor Contract Reserve Fund in the supplemental interest trust will not be invested.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Fees

Master Servicing Fee / Master Servicer	The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan. The master servicing fee for the mortgage loans in each loan group will equal one-twelfth of the Stated Principal Balance of each mortgage loan in that loan group multiplied by the Master Servicer Fee Rate (3). As of the initial cut-off date, the weighted average master servicing fee rate for the loans in loan group 1, loan group 2, loan group 3 and loan group 4 will be approximately 0.200%, 0.202%, 0.238% and 0.200% per annum, respectively.	Compensation	Amounts on deposit in the Certificate Account representing payments of interest and application of liquidation proceeds with respect to that mortgage loan	Monthly

	• All late payment fees, assumption fees and other similar charges (excluding prepayment charges)	Compensation	Payments made by obligors with respect to the mortgage loans	Time to time

	• All investment income earned on amounts on deposit in the Certificate Account and Distribution Account.	Compensation	Investment income related to the Certificate Account and the Distribution Account	Monthly

	• Excess Proceeds (4)	Compensation	Liquidation proceeds and Subsequent Recoveries	Time to time

Trustee Fee (the “Trustee Fee”) / Trustee	One-twelfth of the Trustee Fee Rate multiplied by the aggregate Stated Principal Balance of the outstanding mortgage loans. (5)	Compensation	Amounts on deposit in the Certificate Account or the Distribution Account	Monthly

Expenses

Insured expenses / Master Servicer	Expenses incurred by the master servicer	Reimbursement of Expenses	To the extent the expenses are covered by an insurance policy with respect to the mortgage loan	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency

Servicing Advances / Master Servicer	To the extent of funds available, the amount of any Servicing Advances.	Reimbursement of Expenses	With respect to each mortgage loan, late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that mortgage loan (6)	Time to time

Indemnification expenses / the sellers, the master servicer and the depositor	Amounts for which the sellers, the master servicer and depositor are entitled to indemnification (7)	Indemnification	Amounts on deposit on the Certificate Account	Monthly

(1)	If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this free writing prospectus. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement. See “The Agreements— Amendment” in the prospectus.

(2)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3)	The Master Servicer Fee Rate for each mortgage loan will be either 0.200% or 0.250% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to mortgage loans that are prepaid in full.

(4)	“Excess Proceeds” with respect to a liquidated mortgage loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the mortgage loan plus (ii) accrued interest on the mortgage loan at the mortgage rate during each Due Period as to which interest was not paid or advanced on the mortgage loan.

(5)	The “trustee fee rate” is equal to 0.009% per annum.

(6)	Reimbursement of Servicing Advances for a mortgage loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that mortgage loan.

(7)	Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses.

Distributions

Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in August 2006 (each, a “Distribution Date”), to the persons in whose names the certificates are registered at the close of business on the Record Date. The “Record Date” for any Distribution Date will be the last business day of the calendar month immediately prior to the month in which that Distribution Date occurs.

Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a notional amount certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

Priority of Distributions Among Certificates

As more fully described in this free writing prospectus, distributions on the group 1 senior certificates, the group 2 senior certificates, the group 3 senior certificates and the group 4 senior certificates will be made on each Distribution Date primarily from Available Funds of the related loan group, and, in certain circumstances, from any Available Funds from the other loan groups remaining after distributions to the senior certificates related to such other loan groups. Distributions on the subordinated certificates will be based on any remaining Available Funds for all of the loan groups for such Distribution Date, in each case after giving effect to distributions on all classes of senior certificates as described in the preceding sentence and payments in respect of Class PO Deferred Amounts. These distributions will be made in the following order of priority:

•	to interest on each interest-bearing class of senior certificates relating to each loan group, pro rata, based on their respective interest distribution amounts;

•	to principal of the classes of senior certificates relating to each loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth under “Description of the Certificates — Principal,” in this free writing prospectus, in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes and/or on the Distribution Date;

•	to any Class PO Deferred Amounts with respect to the Class PO-1 and Class PO-2 Certificates, but only from amounts that would otherwise be distributed on the Distribution Date as principal of the subordinated certificates;

•	to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class M Certificates, in each case subject to the limitations set forth under “Description of the Certificates — Interest” and “— Principal” in this free writing prospectus; and

•	any remaining available amounts, to the Class A-R Certificates.

“Available Funds” for a loan group for any Distribution Date will be equal to the sum of:

•	all scheduled installments of interest (net of the related Expense Fees and premiums in respect of lender paid primary mortgage insurance on a mortgage loan) and principal due on the mortgage loans in that loan group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

•	all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer’s normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted mortgage loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries with respect to mortgage loans in that loan group;

•	all partial or full prepayments with respect to mortgage loans in that loan group received during the related Prepayment Period together with interest paid in connection with the prepayment, other than certain excess amounts and the Compensating Interest;

•	amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by a seller or the master servicer as of the Distribution Date; and

•	with respect to each loan group, for each Distribution Date during, and the Distribution Date immediately after the Funding Period, any amounts required pursuant to the pooling and servicing agreement to be deposited from the Capitalized Interest Account, and for the first Distribution Date following the Funding Period, any amounts remaining in the Pre-funding Account after the end of the Funding Period (net of any investment income thereon) that is allocated to that loan group, reduced by amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

Interest

Pass-Though Rates. The classes of offered certificates will have the respective pass-through rates set forth on the cover page hereof or as described below.

LIBOR Certificates.

Each class of LIBOR Certificates will bear interest during its initial interest accrual period at the Initial Pass-Through Rate set forth below, and will bear interest during each interest accrual period thereafter, subject to the applicable Maximum and Minimum Pass-Through Rates, at the per annum rate determined by reference to LIBOR as described below:

Class	Initial Pass-Through Rate	Maximum/Minimum Pass-Through Rate	Formula for Calculation of Class Pass-Through Rate
Class 1-A-2	5.88%	6.50%/0.50%	LIBOR + 0.50%
Class 1-A-3	0.62%	6.00%/0.00%	6.00% - LIBOR
Class 1-A-6	5.98%	6.50%/0.60%	LIBOR + 0.60%
Class 1-A-7	0.52%	5.90%/0.00%	5.90% - LIBOR

Class 3-A-1 and Class 4-A-1 Certificates

The pass-through rate for the Class 3-A-1 Certificates for the interest accrual period for any Distribution Date will be a per annum rate equal to the weighted average of the net mortgage rates of the mortgage loans in loan group 3, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date). The pass-through rate for these certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 6.12% per annum.

The pass-through rate for the Class 4-A-1 Certificates for the interest accrual period for any Distribution Date will be a per annum rate equal to the weighted average of the net mortgage rates of the mortgage loans in loan group 4, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date). The pass-through rate for these certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 6.05% per annum.

Class X Certificates

The pass-through rate for the Class 1-X Certificates for the interest accrual period for any Distribution Date will be equal to the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans in loan group 1, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 6.50%. The pass-through rate for the Class 1-X Certificates for the Interest Accrual Period for the first Distribution Date is expected to be approximately 0.19730% per annum.

The pass-through rate for the Class 2-X Certificates for the interest accrual period for any Distribution Date will be equal to the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans in loan group 2, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 7.00%. The pass-through rate for the Class 2-X Certificates for the Interest Accrual Period for the first Distribution Date is expected to be approximately 0.23858% per annum.

Subordinated Certificates

The pass-through rate for each class of subordinated certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the sum of:

•	6.50% multiplied by the excess of the loan group 1 principal balance as of the Due Date in the month preceding the calendar month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date) over the aggregate of the Class Certificate Balances of the group 1 senior certificates immediately prior to that Distribution Date,

•	7.00% multiplied by the excess of the loan group 2 principal balance as of the Due Date in the month preceding the calendar month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date) over the aggregate of the Class Certificate Balances of the group 2 senior certificates immediately prior to that Distribution Date,

•	the weighted average of the net mortgage rates of the mortgage loans in loan group 3, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date) multiplied by the excess of the loan group 3 principal balance as of the Due Date in the month preceding the calendar month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date) over the Class Certificate Balance of the Class 3-A-1 Certificates immediately prior to that Distribution Date; and

•	the weighted average of the net mortgage rates of the mortgage loans in loan group 4, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date) multiplied by the excess of the loan group 4 principal balance as of the Due Date in the month preceding the calendar month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date) over the Class Certificate Balance of the Class 4-A-1 Certificates immediately prior to that Distribution Date;

divided by the aggregate of the Class Certificate Balances of the subordinated certificates immediately prior to that Distribution Date. The pass-through rate for each class of subordinated certificates for the first Interest Accrual Period will be approximately 6.58% per annum.

The Class PO Certificates are principal only certificates and will not bear interest.

Interest Entitlement. With respect to each Distribution Date for all of the interest- bearing certificates (other than the LIBOR Certificates), the interest accrual period will be the calendar month preceding the month of the Distribution Date. The interest accrual period for the LIBOR Certificates will be the one-month period commencing on the 25th day of the month before the month in which that Distribution Date occurs and ending on the 24th day of the month in which the Distribution Date occurs. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

On each Distribution Date, to the extent of funds available therefor, each interest-bearing class of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This “Interest Distribution Amount” for any class will be equal to the sum of:

•	interest at the applicable pass-through rate on the related Class Certificate Balance or notional amount, as the case may be, immediately prior to that Distribution Date; and

•	the sum of the amounts, if any, by which the amount described in the immediately preceding bullet point on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called unpaid interest amounts).

For each Distribution Date, on or prior to the related Corridor Contract Termination Date, on which LIBOR exceeds 6.00%, in addition to the interest distribution amount described above, the Class 1-A-2 Certificates will also be entitled to receive the related Yield Supplement Amount from payments allocated to the trustee with respect to the related Corridor Contract. See “—The Corridor Contracts” in this free writing prospectus.

For each Distribution Date, on or prior to the related Corridor Contract Termination Date, on which LIBOR exceeds 5.90%, in addition to the interest distribution amount described above, the Class 1-A-6 Certificates will also be entitled to receive the related Yield Supplement Amount from payments allocated to the trustee with respect to the related Corridor Contract. See “—The Corridor Contracts” in this free writing prospectus.

Allocation of Net Interest Shortfalls

The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by (a) the related loan group, with respect to the senior certificates (other than the related Class PO Certificates, if any) and (b) each of the loan groups, with respect to the subordinated certificates. With respect to any Distribution Date and loan group, the “Net Interest Shortfall” is equal to the sum of:

•	any net prepayment interest shortfalls for that loan group and Distribution Date, and

•	the amount of interest that would otherwise have been received with respect to any mortgage loan in that loan group that was the subject of a Relief Act Reduction or a Debt Service Reduction.

With respect to any Distribution Date, a “net prepayment interest shortfall” for each loan group is the amount by which the aggregate of prepayment interest shortfalls experienced by the mortgage loans in that loan group exceeds the sum of (x) the Compensating Interest for that loan group and Distribution Date and (y) the excess, if any, of the Compensating Interest for each other loan group over the prepayment interest shortfalls for that loan group.

A “prepayment interest shortfall” is the amount by which interest paid by a borrower in connection with a prepayment of principal on a mortgage loan during the portion of the related Prepayment Period occurring in the calendar month preceding the month of the Distribution Date is less than one month’s interest at the related mortgage rate less the related Master Servicing Fee Rate on the Stated Principal Balance of the mortgage loan.

A “Relief Act Reduction” is a reduction in the amount of the monthly interest payment on a mortgage loan pursuant to the Servicemembers Civil Relief Act or similar state laws. See “Certain Legal Aspects of the Loans — Servicemembers Civil Relief Act” in the prospectus.

A “Debt Service Reduction” is the modification of the terms of a mortgage loan in the course of a borrower’s bankruptcy proceeding, allowing for the reduction of the amount of the monthly payment on the related mortgage loan.

Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all interest-bearing classes of the related senior and subordinated certificates on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive (or, in the case of the subordinated certificates, be deemed to be entitled to receive based on each subordinated class’ share of the Assumed Balance, as described more fully below) on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls.

For purposes of allocating Net Interest Shortfalls for a loan group to the subordinated certificates on any Distribution Date, the amount of interest each class of subordinated certificates would otherwise be deemed to be entitled to receive from Available Funds for that loan group on the Distribution Date will be equal to an amount of interest at the pass-through rate on a balance equal to that class’ pro rata share (based on their respective Class Certificate Balances) of the Assumed Balance for that Distribution Date. The “Assumed Balance” for a Distribution Date and for (x) loan group 1 and loan group 2 is equal to the Subordinated Percentage for that Distribution Date relating to that loan group of the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in such loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such Due Date) and (y) loan group 3 and loan group 4 is equal to the Subordinated Percentage for that Distribution Date relating to that loan group of the aggregate of the Stated Principal Balance of each mortgage loan in such loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such Due Date); provided, however, on any Distribution Date after the Senior Termination Date, Net Interest Shortfalls will be allocated to the subordinated certificates based on the amount of interest each such class of certificates would otherwise be entitled to receive on that Distribution Date.

Each class’ pro rata share of the Net Interest Shortfalls will be based on the amount of interest the class otherwise would have been entitled to receive on the Distribution Date.

If on a particular Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described above under “— Priority of Distributions Among Certificates” are not sufficient to make a full distribution of the interest entitlement on the certificates related to that loan group, interest will be distributed on each class of certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the mortgage loans in a loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

The Corridor Contracts

Countrywide Home Loans has entered into two interest rate corridor transactions with Bear Stearns Financial Products Inc. (“Bear Stearns” or the “Corridor Contract Counterparty”), one for the benefit of the Class 1-A-2 Certificates (the “Class 1-A-2 Corridor Contract”) and the other for the benefit of the Class 1-A-6 Certificates (the “Class 1-A-6 Corridor Contract” and, together with the Class 1-A-2 Corridor Contract, the “Corridor Contracts” and each a “Corridor Contract”). Each Corridor Contract is evidenced by a confirmation between Countrywide Home Loans and the Corridor Contract Counterparty.

The Corridor Contracts will be an asset of a separate trust (the “supplemental interest trust”) created under the pooling and servicing agreement for the benefit of the Class 1-A-2 and Class 1-A-6 Certificates.

Pursuant to each Corridor Contract, the terms of an ISDA Master Agreement were incorporated into the confirmation, as if such an ISDA Master Agreement had been executed by Countrywide Home Loans and the Corridor Contract Counterparty on the date that such Corridor Contract was executed. Each Corridor Contract is also subject to certain ISDA definitions, as published by the International

Swaps and Derivatives Association, Inc. On the closing date, Countrywide Home Loans will assign its rights under the Corridor Contracts to The Bank of New York, as supplemental interest trustee (in such capacity, the “supplemental interest trustee”).

With respect to each Corridor Contract and any Distribution Date on or prior to the related Corridor Contract Termination Date, the amount payable by the Corridor Contract Counterparty under such Corridor Contract will equal the product of:

(i) the excess (if any) of (x) the lesser of (A) One-Month LIBOR (as determined by the Corridor Contract Counterparty) and (B) the related Corridor Contract Ceiling Rate for such Distribution Date over (y) the related Corridor Contract Strike Rate for such Distribution Date,

(ii) the applicable Corridor Contract Notional Balance for such Distribution Date, and

(iii) one-twelfth.

On or prior to the related Corridor Contract Termination Date, amounts (if any) received under a Corridor Contract by the supplemental interest trustee will be used to pay the related Yield Supplement Amount as described below under “—The Corridor Contract Reserve Fund.” Amounts received on a Corridor Contract in excess of the amount necessary to pay the related Yield Supplement Amount on any Distribution Date will remain in the Corridor Contract Reserve Fund and may be used to pay such Yield Supplement Amounts on future Distribution Dates. Such amounts will not be available to make distributions on any class of Certificates other than the Class 1-A-2 and Class 1-A-6 Certificates.

Class or Classes of Certificates	Corridor Contract Termination Date	Corridor Contract Strike Rate	Corridor Contract Ceiling Rate
Class 1-A-2	June 2010	6.00%	9.00%
Class 1-A-6	June 2010	5.90%	8.90%

The notional amounts of the Class 1-A-2 and Class 1-A-6 Corridor Contracts are based on the mortgage loans having a constant prepayment rate (“CPR”) equal to 11% per annum of the then outstanding principal balance of the applicable mortgage loans.

The “Class 1-A-2 Corridor Contract Notional Balance” is as described in the following table:

Month of Distribution Date	Corridor Contract Notional Balance ($)
August 2006	32,000,000.00
September 2006	31,044,174.85
October 2006	30,101,599.82
November 2006	29,172,194.93
December 2006	28,255,832.22
January 2007	27,352,384.98
February 2007	26,461,727.73
March 2007	25,583,736.20
April 2007	24,718,287.33
May 2007	23,865,259.26
June 2007	23,024,531.32
July 2007	22,195,984.00
August 2007	21,379,498.95
September 2007	20,574,958.98
October 2007	19,782,248.04
November 2007	19,001,251.20
December 2007	18,231,854.65
January 2008	17,473,945.68
February 2008	16,727,412.70
March 2008	15,992,145.17
April 2008	15,268,033.64
May 2008	14,554,969.74
June 2008	13,852,846.13
July 2008	13,161,556.52
August 2008	12,480,995.66
September 2008	11,811,059.33
October 2008	11,151,644.29
November 2008	10,502,648.34
December 2008	9,863,970.27
January 2009	9,235,509.83
February 2009	8,617,167.77
March 2009	8,008,845.79
April 2009	7,410,446.56
May 2009	6,821,873.69
June 2009	6,243,031.72
July 2009	5,673,826.13
August 2009	5,114,163.31
September 2009	4,563,950.57
October 2009	4,023,096.13
November 2009	3,491,509.08
December 2009	2,969,099.40
January 2010	2,455,777.98
February 2010	1,951,456.52
March 2010	1,456,047.63
April 2010	969,464.75
May 2010	491,622.15
June 2010	22,434.96
July 2010 and thereafter	0.00

The “Class 1-A-6 Corridor Contract Notional Balance” is as described in the following table:

Month of Distribution Date	Corridor Contract Notional Balance ($)
August 2006	33,000,000.00
September 2006	32,014,305.31
October 2006	31,042,274.81
November 2006	30,083,826.02
December 2006	29,138,826.98
January 2007	28,207,147.01
February 2007	27,288,656.72
March 2007	26,383,227.95
April 2007	25,490,733.81
May 2007	24,611,048.62
June 2007	23,744,047.92
July 2007	22,889,608.50
August 2007	22,047,608.29
September 2007	21,217,926.45
October 2007	20,400,443.29
November 2007	19,595,040.30
December 2007	18,801,600.11
January 2008	18,020,006.49
February 2008	17,250,144.35
March 2008	16,491,899.70
April 2008	15,745,159.70
May 2008	15,009,812.55
June 2008	14,285,747.57
July 2008	13,572,855.16
August 2008	12,871,026.78
September 2008	12,180,154.93
October 2008	11,500,133.17
November 2008	10,830,856.10
December 2008	10,172,219.34
January 2009	9,524,119.51
February 2009	8,886,454.26
March 2009	8,259,122.22
April 2009	7,642,023.02
May 2009	7,035,057.24
June 2009	6,438,126.46
July 2009	5,851,133.19
August 2009	5,273,980.91
September 2009	4,706,574.03
October 2009	4,148,817.88
November 2009	3,600,618.74
December 2009	3,061,883.76
January 2010	2,532,521.04
February 2010	2,012,439.54
March 2010	1,501,549.12
April 2010	999,760.52
May 2010	506,985.34
June 2010	23,136.06
July 2010 and thereafter	0.00

The Class 1-A-2 Corridor Contract is scheduled to remain in effect up to and including the Distribution Date in June 2010 (the “Class 1-A-2 Corridor Contract Termination Date”). The Class 1-A-6 Corridor Contract is scheduled to remain in effect up to and including the Distribution Date in June 2010 (the “Class 1-A-6 Corridor Contract Termination Date”). The Class 1-A-2 Corridor Contract Termination Date and the Class 1-A-6 Corridor Contract Termination Date are also referred to as the “Corridor Contract Termination Dates.”

Each Corridor Contract will be subject to early termination only in limited circumstances. These circumstances generally include certain insolvency or bankruptcy events in relation to the Corridor Contract Counterparty, the supplemental interest trust, the failure by the Corridor Contract Counterparty (within three business days after notice of the failure is received by such Corridor Contract Counterparty) to make a payment due under that Corridor Contract, failure by the Corridor Contract Counterparty (within 30 days after notice of such failure is received) to perform any other agreement made by it under such Corridor Contract and such Corridor Contract becoming illegal or subject to certain kinds of taxation.

It will also be an additional termination event under each Corridor Contract if the Corridor Contract Counterparty has failed to deliver any information, report, certification or accountants’ consent when and as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. §§229.1100-229.1123 (“Regulation AB”) with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Corridor Contract, and the Corridor Contract Counterparty fails to transfer the Corridor Contract, at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants’ consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Corridor Contract, and (iii) is approved by the depositor (which approval shall not be unreasonably withheld, which approval is not needed if such assignment is to a subsidiary of The Bear Stearns Companies, Inc., provided the depositor is given notice) and any rating agency, if applicable.

If a Corridor Contract is terminated early, the Corridor Contract Counterparty may owe a termination payment, payable in a lump sum. Any termination payment received from the Corridor Contract Counterparty will be deposited by the supplemental interest trustee in the Corridor Contract Reserve Fund and applied on future Distribution Dates to pay any Yield Supplement Amount on the related class of certificates, until the applicable Corridor Contract Termination Date. However, if a termination occurs, there can be no assurance that a termination payment will be paid to the supplemental interest trustee.

The pooling and servicing agreement does not provide for the substitution of a replacement corridor contract in the event of a termination of an existing Corridor Contract or in any other circumstance.

The significance percentage for each Corridor Contract and for both Corridor Contracts in the aggregate is less than 10%. The “significance percentage” for a Corridor Contract is the percentage that the significance estimate of the Corridor Contract represents of the Class Certificate Balance of the related class of certificates. The “significance estimate” of a Corridor Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Corridor Contract, made in substantially the same manner as that used in Countrywide Home Loans’ internal risk management process in respect of similar instruments.

The Corridor Contract Counterparty is a Delaware corporation and is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc. The Corridor Contract Counterparty engages in a wide array of over-the-counter interest rate, currency, and equity derivatives, typically with counterparties who require a highly rated derivative provider. The Corridor Contract Counterparty has a ratings classification of “AAA” from Standard & Poor’s and “Aaa” from Moody’s Investors Service.

The offered certificates do not represent an obligation of the Corridor Contract Counterparty or the supplemental interest trustee. The holders of the offered certificates are not parties to or beneficiaries under any Corridor Contract and will not have any right to proceed directly against the Corridor Contract Counterparty in respect of its obligations under any Corridor Contract.

The Corridor Contracts will be filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K after the closing date.

The Corridor Contract Reserve Fund

The pooling and servicing agreement will require the trustee to establish an account (the “Corridor Contract Reserve Fund”), which will be held in trust in the supplemental interest trust by the supplemental interest trustee, on behalf of the holders of the Class 1-A-2 and Class 1-A-6 Certificates. On the closing date, the depositor will cause $1,000 to be deposited in the Corridor Contract Reserve Fund. The Corridor Contract Reserve Fund will not be an asset of any REMIC or the issuing entity.

On each Distribution Date, the supplemental interest trustee will deposit in the Corridor Contract Reserve Fund any amounts received in respect of a Corridor Contract for the related interest accrual period. On each Distribution Date, such amounts received in respect of a Corridor Contract will be distributed to the Class 1-A-2 and Class 1-A-6 Certificates, as applicable, to the extent necessary, to pay the current Yield Supplement Amount and any Yield Supplement Amount remaining unpaid from prior Distribution Dates. Any remaining amounts will remain on deposit in the Corridor Contract Reserve Fund. On the Distribution Date immediately following the earlier of (i) the latest Corridor Contract Termination Date and (ii) the date on which the aggregate Class Certificate Balance of the Class 1-A-2 and Class 1-A-6 Certificates has been reduced to zero, all amounts remaining in the Corridor Contract Reserve Fund will be distributed to Countrywide Home Loans.

For any Distribution Date, on or prior to the applicable Corridor Contract Termination Date, on which LIBOR exceeds the related Corridor Contract Strike Rate, the “Yield Supplement Amount” will be an amount equal to interest for the related interest accrual period on the Class Certificate Balance of the related class of certificates immediately prior to such Distribution Date at a rate equal to the excess of (i) the lesser of LIBOR and the applicable Corridor Contract Ceiling Rate over (ii) the related Corridor Contract Strike Rate.

Principal

Loan Group 1 and Loan Group 2

General. All payments and other amounts received in respect of principal of the mortgage loans in loan group 1 and loan group 2 will be allocated as described under “—Priorities of Distributions Among Certificates” between the related Class PO Certificates, on the one hand, and the related senior certificates (other than the related notional amount certificates and Class PO Certificates) and the subordinated certificates, on the other hand, in each case based on the applicable PO Percentage and the applicable Non-PO Percentage, respectively, of those amounts.

The Non-PO Percentage with respect to any mortgage loan in any loan group with a net mortgage rate less than the percentage indicated below (each a “Discount mortgage loan”) will be determined as follows:

Discount Mortgage Loans in Loan Group	Net Mortgage Rate for Mortgage Loan	Non-PO Percentage of Discount Mortgage Loan
1	Less than 6.50%	Net mortgage rate divided by 6.50%
2	Less than 7.00%	Net mortgage rate divided by 7.00%

The Non-PO Percentage with respect to any mortgage loan in any loan group with a net mortgage rate equal to or greater than the percentage indicated below (each a “Non-Discount mortgage loan”) will be 100%.

Non-Discount Mortgage Loans in Loan Group	Net Mortgage Rate for Mortgage Loan
1	Greater than or equal to 6.50%
2	Greater than or equal to 7.00%

The PO Percentage with respect to any Discount mortgage loan in any loan group will be equal to the amount described below:

Discount Mortgage Loans in Loan Group	PO Percentage of Discount Mortgage Loan
1	(6.50% — net mortgage rate) divided by 6.50%
2	(7.00% — net mortgage rate) divided by 7.00%

The PO Percentage with respect to any Non-Discount mortgage loan in any loan group will be 0%.

Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO Formula Principal Amount for loan group 1 and loan group 2 will be distributed as principal with respect to the related classes of senior certificates (other than the related notional amount certificates and Class PO Certificates) in an amount up to the Senior Principal Distribution Amount for such loan group and as principal of the subordinated certificates, as a portion of the Subordinated Principal Distribution Amount.

The “Non-PO Formula Principal Amount” for any Distribution Date and loan group 1 and loan group 2 will equal the sum of:

(i)	the sum of the applicable Non-PO Percentage of

(a)	all monthly payments of principal due on each mortgage loan in that loan group on the related Due Date,

(b)	the principal portion of the purchase price of each mortgage loan in that loan group that was repurchased by a seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

(c)	the Substitution Adjustment Amount in connection with any deleted mortgage loan in that loan group received with respect to the Distribution Date,

(d)	any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

(e)	with respect to each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to the mortgage loan, and

(f)	all partial and full principal prepayments by borrowers on the mortgage loans in that loan group received during the related Prepayment Period;

(ii)	(A) any Subsequent Recoveries on the mortgage loans in that loan group received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries attributable to a Discount mortgage loan in that loan group which incurred a Realized Loss after the Senior Credit Support Depletion Date, the Non-PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date; and

(iii)	on the first Distribution Date after the Funding Period, any amounts allocated to that loan group remaining in the Pre-funding Account and not allocated to the related Class PO Certificates.

Group 1 and Group 2 Senior Principal Distribution Amount. On each Distribution Date, the Non-PO Formula Principal Amount related to each loan group, in each case up to the amount of the related Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal to the following classes of senior certificates, in the following order of priority:

Distributions with Respect to Loan Group 1

(1) to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero;

(2) concurrently, to the Class 1-A-4 and Class 1-A-5 Certificates, pro rata, the Priority Amount, until their respective Class Certificate Balances are reduced to zero;

(3) in an amount up to $1,000 on each Distribution Date, concurrently, to the Class 1-A-2 and Class 1-A-6 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

(4) in an amount up to $785,000 on each Distribution Date, to the Class 1-A-1 Certificates, until its Class Certificate Balance is reduced to zero;

(5) concurrently, to the Class 1-A-2 and Class 1-A-6 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

(6) sequentially, to the Class 1-A-1 and Class 1-A-8 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

(7) concurrently, to the Class 1-A-4 and Class 1-A-5 Certificates, pro rata, without regard to the Priority Amount, until their respective Class Certificate Balances are reduced to zero.

Notwithstanding the foregoing, on each Distribution Date on and after the Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount for loan group 1 will be distributed, concurrently, as principal of the group 1 senior certificates (other than the related notional amount certificates and the Class PO-1 Certificates), pro rata, in accordance with their respective Class Certificate Balances immediately before that Distribution Date.

Distributions with Respect to Loan Group 2

•	concurrently, to the Class 2-A-1 and Class 2-A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero.

If on any Distribution Date the allocation to the classes of senior certificates (other than the notional amount certificates and Class PO Certificates) then entitled to distributions of principal would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the classes of certificates of the Senior Percentage and Senior Prepayment Percentage of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balances to zero.

Definitions Related to Loan Group 1 and Loan Group 2 Principal Distributions

The “Group 1 and Group 2 Senior Principal Distribution Amount” for any Distribution Date and each of loan group 1 and loan group 2 will equal the sum of

•	the related Senior Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of “Non-PO Formula Principal Amount” for that loan group and Distribution Date,

•	for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

•	the related Senior Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan, and

•	the related Senior Prepayment Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the mortgage loan,

•	the sum of

•	the related Senior Prepayment Percentage of the applicable Non-PO Percentage of amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date, and

•	the related Senior Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date, and

•	the amount, if any, on deposit in the Pre-funding Account at the end of the Funding Period not allocable to the related Class PO Certificates.

provided, however, that on any Distribution Date after the third Senior Termination Date, the Senior Principal Distribution Amount for the remaining senior certificates will be calculated pursuant to the applicable formula for the related loan group based on all the mortgage loans in the mortgage pool, as opposed to the mortgage loans in the related loan group.

“Priority Amount” for any Distribution Date will equal the sum of (i) the product of (A) the Scheduled Principal Distribution Amount for loan group 1, (B) the Shift Percentage and (C) the Priority

Percentage and (ii) the product of (A) the Unscheduled Principal Distribution Amount for loan group 1, (B) the Shift Percentage and (C) the Priority Percentage.

“Priority Percentage” for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Class 1-A-4 and Class 1-A-5 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in loan group 1 as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date).

“Scheduled Principal Distribution Amount” for any Distribution Date will equal the Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for such Distribution Date and loan group 1.

“Unscheduled Principal Distribution Amount” for any Distribution Date will equal the sum of (i) with respect to each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the applicable Non-PO Percentage of the Liquidation Proceeds allocable to principal received with respect to such mortgage loan and (ii) the applicable Non-PO Percentage of the amount described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for such Distribution Date and (iii) any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for such Distribution Date and loan group 1.

“Shift Percentage” for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 0%. Thereafter, the Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any Distribution Date thereafter, 100%.

Class PO Certificates

Class PO Principal Distribution Amount. On each Distribution Date, distributions of principal of each class of Class PO Certificates will be made in an amount equal to the lesser of (x) the related PO Formula Principal Amount for the Distribution Date and (y) the product of

•	Available Funds for the related loan group remaining after distribution of interest on the senior certificates in the related senior certificate group, and

•	a fraction, the numerator of which is the related PO Formula Principal Amount and the denominator of which is the sum of that PO Formula Principal Amount and the related Senior Principal Distribution Amount.

If the Class PO Principal Distribution Amount on a Distribution Date for a class of Class PO Certificates is calculated as provided in clause (y) above, principal distributions to the related senior certificates (other than the related notional amount certificates and that class of Class PO Certificates) will be in an amount equal to the product of Available Funds for that loan group remaining after distribution of interest on the related senior certificates and a fraction, the numerator of which is the related Senior Principal Distribution Amount and the denominator of which is the sum of that Senior Principal Distribution Amount and the related PO Formula Principal Amount.

The “PO Formula Principal Amount” for any Distribution Date and each class of Class PO Certificates will equal the sum of:

•	the sum of the applicable PO Percentage of

•	all monthly payments of principal due on each mortgage loan in the related loan group on the related Due Date,

•	the principal portion of the purchase price of each mortgage loan in that loan group that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

•	the Substitution Adjustment Amount in connection with any deleted mortgage loan in that loan group received for the Distribution Date,

•	any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

•	for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of liquidation proceeds allocable to principal received on the mortgage loan,

•	all partial and full principal prepayments by borrowers on the mortgage loans in that loan group received during the related Prepayment Period;

•	with respect to Subsequent Recoveries attributable to a Discount mortgage loan in the related loan group which incurred a Realized Loss on any mortgage loan after the Senior Credit Support Depletion Date, the PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date; and

•	the amount, if any, on deposit in the Pre-funding Account at the end of the Funding Period that is allocable to that class of Class PO Certificates.

On the first Distribution Date following the end of the Funding Period, the Class PO-1 and Class PO-2 Certificates will receive a prepayment in the amount equal to the excess of (x) the related PO Sublimit over (y) the aggregate of the Class PO Percentage of the Stated Principal Balance of the Supplemental Mortgage Loans included in the related loan group during the Funding Period. The “PO Sublimit” is a portion of the amount deposited in the Pre-funding Account allocated to loan group 1 and loan group 2 on the closing date which is equal to $639,202 for loan group 1 and $125,409 for loan group 2.

Loan Group 3 and Loan Group 4

General. All payments and other amounts received in respect of principal of the mortgage loans in loan group 3 and loan group 4 will be allocated as described under “—Priorities of Distributions Among Certificates” between the classes of senior certificates, on the one hand, and the subordinated certificates, on the other hand.

The “Principal Amount” for any Distribution Date and loan group 3 and loan group 4 will equal the sum of:

i.	all monthly payments of principal due on each mortgage loan in that loan group on the related Due Date,

ii.	the principal portion of the purchase price of each mortgage loan in that loan group that was repurchased by a seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

iii.	the Substitution Adjustment Amount in connection with any deleted mortgage loan in that loan group received with respect to the Distribution Date,

iv.	any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

v.	with respect to each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan,

vi.	all partial and full principal prepayments by borrowers on the mortgage loans in that loan group received during the related Prepayment Period,

vii.	any Subsequent Recoveries on the mortgage Loans in that loan group received during the calendar month preceding the month of the Distribution Date, and

viii.	with respect to each loan group, on the first Distribution Date after the Funding Period, any amounts allocated to that loan group remaining in the Pre-funding Account.

Group 3 and Group 4 Senior Principal Distribution Amount. On each Distribution Date, the Principal Amount related to each loan group, up to the amount of the related Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the following classes of senior certificates, in the following order of priority:

Distributions with Respect to Loan Group 3

•	to the Class 3-A-1 Certificates, until its Class Certificate Balance is reduced to zero.

Distributions with Respect to Loan Group 4

•	to the Class 4-A-1 Certificates, until its Class Certificate Balance is reduced to zero.

If on any Distribution Date the allocation to the classes of senior certificates then entitled to distributions of principal would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the classes of certificates of the Senior Percentage and Senior Prepayment Percentage of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balances to zero.

Definitions Related to Loan Group 3 and Loan Group 4 Principal Distributions

The “Group 3 and Group 4 Senior Principal Distribution Amount” for any Distribution Date and each of loan group 3 and loan group 4 will equal the sum of

•	the related Senior Percentage of all amounts described in clauses (i) through (iv) of the definition of Principal Amount for that loan group and Distribution Date,

•	for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of:

•	the related Senior Percentage of the Stated Principal Balance of the mortgage loan, and

•	the related Senior Prepayment Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan,

•	the sum of the related Senior Prepayment Percentage of amounts described in clauses (vi) and (vii) of the definition of Principal Amount for that Distribution Date, and

•	with respect to each loan group, on the first Distribution Date after the Funding Period, any amounts allocated to that loan group remaining in the Pre-funding Account.

provided, however, that on any Distribution Date after the third Senior Termination Date, the Senior Principal Distribution Amount for the remaining senior certificates will be calculated pursuant to the applicable formula for the related loan group based on all of the mortgage loans in the mortgage pool, as opposed to only the mortgage loans in the related loan group.

General Definitions Related to Principal Distributions

“Due Date” means, with respect to a mortgage loan, the day of the calendar month on which scheduled payments are due on that mortgage loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

“Prepayment Period” means for any Distribution Date and related Due Date (a) with respect to the mortgage loans directly serviced by Countrywide Servicing, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from July 1, 2006) through the fifteenth day of the following calendar month and (b) with respect to the remaining mortgage loans, the calendar month immediately preceding the month in which the Distribution Date occurs.

“Stated Principal Balance” means for any mortgage loan and Due Date, the unpaid principal balance of the mortgage loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), as reduced by:

•	any previous partial payments and liquidation proceeds received and to the payment of principal due on that Due Date and irrespective of any delinquency in payment by the related borrower; and

•	liquidation proceeds allocable to principal received in the prior calendar month and prepayments of principal received through the last day of the related Prepayment Period.

The “pool principal balance” equals the aggregate of the Stated Principal Balances of the mortgage loans.

The “loan group principal balance” with respect to any loan group equals the aggregate of the Stated Principal Balances of the mortgage loans in that loan group.

The “Senior Percentage” of a senior certificate group and Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates of such senior certificate group (other than the related notional amount certificates and Class PO Certificates, if any) immediately before the Distribution Date and the denominator of which is the aggregate of (x) in the case of loan group 1 and loan group 2, the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in the related loan group as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date) and (y) in the case of loan group 3 and loan group 4, the Stated Principal Balance of each mortgage loan in the related loan group as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date); provided, however, that on any Distribution Date after the third Senior Termination Date, the Senior Percentage of the remaining senior certificate group is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates (other than the notional amount certificates and Class PO Certificates, if any) of such remaining senior certificate group immediately prior to such date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates (other than the notional amount certificates and the Class PO Certificates, if any) immediately prior to such Distribution Date.

For any Distribution Date on and prior to the third Senior Termination Date, the “Subordinated Percentage” for the portion of the subordinated certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. After the third Senior Termination Date, the Subordinated Percentage will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

The “Senior Prepayment Percentage” of a senior certificate group for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraphs. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the related notional amount certificates and Class PO Certificates, if any) which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the mortgage loans of the applicable loan group evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows:

•	for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date;

•	for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date;

•	for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date;

•	for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and

•	for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date (unless on any Distribution Date the Senior Percentage of a senior certificate group exceeds the initial Senior Percentage of such senior certificate group, in which case the Senior Prepayment Percentage for each senior certificate group for that Distribution Date will once again equal 100%).

Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any loan group will occur unless both of the step down conditions listed below are satisfied with respect to each loan group:

•	the outstanding principal balance of all mortgage loans in a loan group delinquent 60 days or more (including mortgage loans in foreclosure, real estate owned by the issuing entity and mortgage loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of (a) if such date is on or prior to the third Senior Termination Date, the Subordinated Percentage for such loan group of (i) in the case of loan group 1 and loan group 2, the aggregate of the applicable Non-PO Percentage of the aggregate Stated Principal Balances of the mortgage loans in that loan group and (ii) in the case of loan group 3 and loan group 4, the Stated Principal Balances of the mortgage loans in that loan group or (b) if such date is after the third Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates, is less than 50%, and

•	cumulative Realized Losses on the mortgage loans in each loan group do not exceed

•	commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to the third Senior Termination Date, the Subordinated Percentage for that loan group of (x) in the case of loan group 1 and loan group 2, the aggregate of the applicable Non-PO Percentage of the Stated Principal Balances of the mortgage loans in that loan group and (y) in the case of loan group 3 and loan group 4, the aggregate of the Stated Principal Balances of the mortgage loans in that loan group, in each case as of the initial cut-off date or (ii) if such date is after the third Senior Termination Date, the aggregate of the principal balances of the subordinated certificates as of the closing date (in either case, the “original subordinate principal balance”),

•	commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

•	commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

•	commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

•	commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

The “Senior Termination Date” for a senior certificate group is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group (other than the related Class PO Certificates, if any) is reduced to zero.

The “Subordinated Prepayment Percentage” for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage.

Cross-Collateralization. There are two ways in which payments made on the mortgage loans in one loan group may be used to make distributions on classes of senior certificates (other than the related notional amount certificates and Class PO Certificates, if any) that are not related to that loan group. They are described below:

1. Cross-Collateralization due to Disproportionate Realized Losses in one Loan Group

If on any Distribution Date the aggregate Class Certificate Balance of the senior certificates of a senior certificate group, (other than the related notional amount certificates and Class PO Certificates, if any), after giving effect to distributions to be made on that Distribution Date, is greater than the (x) in the case of loan group 1 and loan group 2, the Non-PO Pool Balance for that loan group and (y) in the case of loan group 3 and loan group 4, the aggregate Stated Principal Balance of the mortgage loans in that loan group (any such group, an “Undercollateralized Group”), all amounts otherwise distributable as principal to the subordinated certificates (or, following the Senior Credit Support Depletion Date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of that Undercollateralized Group (other than the related notional amount certificates and Class PO Certificates, if any), until the aggregate Class Certificate Balance of the senior certificates (other than the related notional amount certificates and Class PO Certificates, if any) of the Undercollateralized Group equals (x) in the case of loan group 1 and loan group 2, the Non-PO Pool Balance for that loan group and (y) in the case of loan group 3 and loan group 4, the aggregate Stated Principal Balance of the mortgage loans in the related loan group (such distribution, an “Undercollateralization Distribution”). If the senior certificates (other than the related notional amount certificates and Class PO Certificates, if any) of a senior certificate group constitute an Undercollateralized Group on any Distribution Date following the Senior Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Funds for the other loan groups remaining after all required amounts for that Distribution Date have been distributed to the senior certificates (other than the related notional amount certificates and Class PO Certificates, if any), of those senior certificate groups. If more than one Undercollateralized Group on any Distribution Date is entitled to an Undercollateralization Distribution, such Undercollateralization Distribution shall be allocated among the Undercollateralized Groups, pro rata, based upon the amount by which the aggregate Class Certificate Balance of the senior certificates (other than the related notional amount certificates and Class PO Certificates, if any) in each senior certificate group exceeds the sum of (x) in the case of loan group 1 and loan group 2, the Non-PO Balances for the related Undercollateralized Groups and (y) in the case of loan group 3 and loan group 4, the aggregate Stated Principal Balance of the mortgage loans in the related loan group for the related Undercollateralized Groups. If more than one senior certificate group on any Distribution Date is required to make an Undercollateralization Distribution to an Undercollateralized Group, the payment of such Undercollateralization Distributions will be allocated among such senior certificate groups (other than the related notional amount certificates and Class PO Certificates, if any), pro rata, based upon the aggregate excess of the Available Funds for the senior certificate groups (other than the Undercollateralized Group) remaining after all required amounts for that Distribution Date have been distributed to those senior certificates.

Except as provided otherwise in the preceding paragraph, the subordinated certificates will not receive distributions of principal until each Undercollateralized Group is no longer undercollateralized.

The “Non-PO Pool Balance” for any Due Date and loan group 1 and loan group 2 is equal to the excess, if any, of (x) the aggregate Stated Principal Balance of all mortgage loans in the related loan group over (y) the sum of the PO Percentage of the Stated Principal Balance of each Discount mortgage loan in that loan group.

2. Cross-Collateralization due to Rapid Prepayments

On each Distribution Date prior to the earlier of the Senior Credit Support Depletion Date and the third Senior Termination Date, but after the first Senior Termination Date, (x) the Non-PO Formula Principal Amount for the loan group 1 and loan group 2 (in the event the related senior certificate group has been paid in full) and (y) the Principal Amount for the loan group 3 and loan group 4 (in the event the related senior certificate group has been paid in full), will be distributed to the senior certificates (other than the related notional amount and Class PO Certificates, if any) of the other senior certificate groups, so that each remaining senior certificate group receives its pro rata portion thereof. If principal from one loan group is distributed to the classes of senior certificates (other than the related notional amount certificates and Class PO Certificates, if any), that are not related to that loan group according to this paragraph, the subordinated certificates will not receive that principal as a distribution.

All distributions described in this “Cross-Collateralization” section will be made in accordance with the priorities set forth under “Distributions on the Certificates — Principal — Senior Principal Distribution Amount” above and “— Subordinated Principal Distribution Amount” below.

Subordinated Certificates

Subordinated Principal Distribution Amount. On each Distribution Date and with respect to all loan groups, to the extent of Available Funds therefor, (x) the Non-PO Formula Principal Amount for loan group 1 and loan group 2, up to the amount of the Subordinated Principal Distribution Amount for each such loan group for the Distribution Date and (y) the Principal Amount for loan group 3 and loan group 4, up to the amount of the Subordinated Principal Distribution Amount for each such loan group for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from all loan groups (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from all loan groups for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their distribution priorities, beginning with the Class M Certificates, until their respective Class Certificate Balances are reduced to zero.

With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the Applicable Credit Support Percentage is less than the Original Applicable Credit Support Percentage, no distribution of partial principal prepayments and principal prepayments in full from any loan group will be made to any of those classes (the “Restricted Classes”) and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances and distributed in the sequential order described above.

For any Distribution Date and any class of subordinated certificates, the “Applicable Credit Support Percentage” is equal to the sum of the related Class Subordination Percentages of such class and all classes of subordinated certificates which have lower distribution priorities than such class.

For any Distribution Date and any class of Subordinated Certificates, the “Original Applicable Credit Support Percentage” is equal to the Applicable Credit Support Percentage for the class on the date of issuance of the certificates.

The “Class Subordination Percentage” with respect to any Distribution Date and each class of subordinated certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of the class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates immediately before the Distribution Date.

On the date of issuance of the certificates, the characteristics of the certificates listed below are expected to be as follows:

	Beneficial Interest in Issuing Entity	Initial Credit Enhancement Level	Original Applicable Credit Support Percentage
Senior Certificates	93.50%	6.50%	N/A
Class M	2.80%	3.70%	6.50%
Class B-1	1.20%	2.50%	3.70%
Class B-2	0.80%	1.70%	2.50%
Class B-3	0.70%	1.00%	1.70%
Class B-4	0.60%	0.40%	1.00%
Class B-5	0.40%	0.00%	0.40%

For purposes of calculating the Applicable Credit Support Percentages of the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each other class of subordinated certificates. Within the Class B Certificates, the distribution priorities are in numerical order.

The “Subordinated Principal Distribution Amount” for loan group 1 and loan group 2 for any Distribution Date will equal

•	the sum of

•	the related Subordinated Percentage for that loan group of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of “Non-PO Formula Principal Amount” for that loan group and that Distribution Date,

•	for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the applicable Non-PO Percentage of the remaining liquidation proceeds allocable to principal received on the mortgage loan, after application of the amounts pursuant to the second bulleted item of the definition of Group 1 and Group 2 Senior Principal Distribution Amount up to the related Subordinated Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan,

•	the related Subordinated Prepayment Percentage for that loan group of the applicable Non-PO Percentage of the amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for the Distribution Date, and

•	the related Subordinated Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date,

•	reduced by the amount of any payments in respect of related Class PO Deferred Amounts on the related Distribution Date.

The “Subordinated Principal Distribution Amount” for loan group 3 and loan group 4 for any Distribution Date will equal the sum of

•	the related Subordinated Percentage of all amounts described in clauses (i) through (iv) of the definition of Principal Amount for that loan group and that Distribution Date,

•	for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the liquidation proceeds allocable to principal received on the mortgage loan, after application of the amounts pursuant to the second bulleted item of the definition of Group 3 and Group 4 Senior Principal Distribution Amount up to the related Subordinated Percentage of the Stated Principal Balance of the mortgage loan, and

•	the related Subordinated Prepayment Percentage of the amounts described in clauses (vi) and (vii) of the definition of Principal Amount and that Distribution Date,

•	reduced by the amount of any payments in respect of related Class PO Deferred Amounts on the related Distribution Date.

On any Distribution Date after the third Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by loan group but will equal the amount calculated pursuant to the applicable formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the subordinated certificates for such Distribution Date with respect to all of the mortgage loans in the mortgage pool as opposed to the mortgage loans in the related loan group.

Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, whether or not the Class A-R Certificates are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement and any Available Funds for any loan group remaining after payment of interest on and principal of the senior certificates and Class PO Deferred Amounts on the related PO Class and interest on and principal of the subordinated certificates, as described above. It is not anticipated that there will be any significant amounts remaining for that distribution.

Allocation of Losses

On each Distribution Date, the applicable PO Percentage of any Realized Loss on a Discount mortgage loan in loan group 1 and loan group 2 will be allocated to the related Class PO Certificates until the Class Certificate Balance thereof is reduced to zero. The amount of any Realized Loss allocated to the related Class PO Certificates on or before the Senior Credit Support Depletion Date will be treated as a Class PO Deferred Amount. To the extent funds are available on the Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable from Available Funds of all of the loan groups for the Subordinated Principal Distribution Amount, Class PO Deferred Amounts will be paid on the related Class PO Certificates before distributions of principal of the subordinated certificates. Any distribution of Available Funds in a loan group in respect of unpaid Class PO Deferred Amounts will not further reduce the Class Certificate Balance of the related Class PO Certificates. The Class PO Deferred Amounts will not bear interest. The Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments in respect of Class PO Deferred Amounts. After the Senior Credit Support Depletion Date, no new Class PO Deferred Amounts will be created.

For purposes of allocating losses on the mortgage loans in any loan group to the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each other class of subordinated certificates.

The “Senior Credit Support Depletion Date” is the date on which the Class Certificate Balance of each class of subordinated certificates has been reduced to zero.

On each Distribution Date, (x) the applicable Non-PO Percentage of any Realized Loss on the mortgage loans in loan group 1 and loan group 2 and (y) the amount of any Realized Loss on the mortgage loans in loan group 3 and loan group 4 will be allocated:

•	first to the subordinated certificates, in the reverse order of their priority of distribution (beginning with the class of subordinated certificates then outstanding with the lowest distribution priority), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and

•	second, to the senior certificates of the related senior certificate group (other than the related notional amount certificates and Class PO Certificates, if any) pro rata, based upon their respective Class Certificate Balances except that (i) the Non-PO Percentage of any Realized Losses on the mortgage loans in loan group 1 that would otherwise be allocated to the Class 1-A-2 Certificates will instead be allocated to the Class 1-A-4 Certificates, until its Class Certificate Balance is reduced to zero and (ii) the Non-PO Percentage of any Realized Losses on the mortgage loans in loan group 2 that would otherwise be allocated to the Class 2-A-1 Certificates will instead be allocated to the Class 2-A-2 Certificates, until its Class Certificate Balance is reduced to zero.

Because principal distributions are paid to some classes of certificates (other than the notional amount certificates and Class PO Certificates) before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the mortgage loans than holders of classes that are entitled to receive principal earlier.

In general, a “Realized Loss” means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the mortgage loan exceeds the amount of liquidation proceeds applied to the principal balance of the related mortgage loan.

A “Liquidated Mortgage Loan” is a defaulted mortgage loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

“Subsequent Recoveries” are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.